Exhibit 10.1
EXECUTION VERSION
This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 18, 2015 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below, and when used herein each term defined in Annex I hereto has the same meaning herein as provided therein.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Credit Agreement dated as of March 28, 2014, as amended by a First Amendment to Credit Agreement dated as of September 24, 2014, a Second Amendment to Credit Agreement dated as of October 23, 2014 and a Third Amendment to Credit Agreement dated as of June 19, 2015 (as so amended, the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the Fourth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    The Credit Agreement (excluding the existing Exhibits and Schedules thereto) is amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~strieken-text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex I hereto;
(b)     Schedule 1.2 of the Credit Agreement is amended in its entirety to read as set forth on Schedule 1.2 hereto; and
(c)    Exhibits B, D, E, F and G, respectively, of the Credit Agreement are amended in their entirety to read as set forth on Exhibits B, D, E, F and G, hereto, respectively.
2.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)    The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate and other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.

(b)    Both immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty remains true and correct as of such earlier date.
(c)    Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
3.    Effectiveness. This Amendment shall become effective, and the “Fourth Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:
(a)    the execution and delivery hereof by the Borrower, the Administrative Agent and each of the Lenders;
(b)    the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit A hereto;
(c)    the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying that (i) since June 19, 2015 there has been no change in the certificate of incorporation of the Borrower or the Borrower’s bylaws, and (ii) attached thereto is a true, correct and complete copy of (A) resolutions duly adopted by the board of directors (or other governing body) of the Borrower authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and (B) a certificate as of a recent date of the good standing of the Borrower under the law of its jurisdiction of organization;
(d)    the Administrative Agent shall have received a favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, this Amendment and such other matters as the Administrative Agent shall reasonably request;
(e)    the Administrative Agent shall have received satisfactory projections for the Borrower and its Subsidiaries through the Borrower’s fiscal year 2018;
(f)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Fourth Amendment Effective Date, certifying that, both immediately before and immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on such date, except for (A) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (B) any representation and warranty made as of an earlier date, which representation and warranty was true and correct as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing;
(g)    the Administrative Agent and the Arrangers shall have received all fees and other amounts required to be paid on or before the Fourth Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the Fourth Amendment Effective Date;
(h)    no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or any of the other Loan Documents or the transactions contemplated hereby or thereby; and

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(i)    the Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably require.
4.    References, Effect, Etc.
(a)    Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and the obligations thereunder as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
5.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
6.    Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
* * *

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.
BLACKHAWK NETWORK HOLDINGS, INC.,
as Borrower
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender
By: /s/ Brian Buck
Name: Brian Buck
Title: Managing Director

Bank of America
By: /s/ Russell Mcclymont
Name: Russell Mcclymont
Title: Sr. Vice President
SunTrust Bank

By: /s/ David Bennett
Name: David Bennett
Title: Director
BMO HARRIS BANK N.A., as a Lender
By: /s/ Daniel Ryan
Name: Daniel Ryan
Title: Vice President
MUFG Union Bank N.A.
By: /s/ Charles W. Shaw
Name: Charles W. Shaw
Title: Vice President

U.S. Bank National Association, as a Lender
By: /s/ Joyce P. Dorsett
Name: Joyce P. Dorsett
Title: Vice President
PNC BANK, NATIONAL ASSOCIATION
By: /s/Matthew D. Meister
Name: Matthew D. Meister
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Fourth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH
By: /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President
By: /s/ Michael Shannon
Name: Michael Shannon
Title: Vice President
CITIBANK, N.A., as a Lender
By: /s/ Erik Andersen
Name: Erik Andersen
Title: Vice President
RAYMOND JAMES BANK, N.A.
By: /s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Senior Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By: /s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory
By: /s/ Kelly Heimrich
Name: Kelly Heimrich
Title: Authorized Signatory

Manufacturers Bank
By: /s/ Sean Walker
Name: Sean Walker
Title: Senior Vice President

ATLANTIC CAPITAL BANK, N.A.
By: /s/ Preston McDonald
Name: Preston McDonald
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Fourth Amendment to Credit Agreement]

EXHIBIT A
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of that certain Fourth Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) among Blackhawk Network Holdings, Inc., the lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, relating to the “Credit Agreement” as defined therein (the “Credit Agreement”), (ii) consents to the Amendment and each of the transactions referenced therein, (iii) reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and (iv) agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of December 18, 2015
EWI HOLDINGS, INC.
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

CARDPOOL, INC.
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer
BLACKHAWK NETWORK, INC.
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer
BLACKHAWK NETWORK CALIFORNIA, INC.
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

S-1

BLACKHAWK ENGAGEMENT SOLUTIONS (DE), INC.
By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

BLACKHAWK ENGAGEMENT SOLUTIONS, INC.

By: /s/ Jerry Ulrich    __________________________
Name: Jerry Ulrich
Title: Chief Financial Officer

BLACKHAWK ENGAGEMENT SOLUTIONS (MD), INC.

By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

PARAGO UK LIMITED

By: /s/ Jerry Ulrich
Name: Jerry Ulrich
Title: Chief Financial Officer

S-2

ANNEX I
EXECUTION VERSION
Published CUSIP Number: 09238FAA9
Revolving Credit CUSIP Number: 09238FAB7
Existing Term Loan CUSIP Number: 09238FAC5
364 Day Term Loan CUSIP Number: _____

$525,000,000

CREDIT AGREEMENT
dated as of March 28, 2014,

by and among

BLACKHAWK NETWORK HOLDINGS, INC.,
as Borrower,
the Lenders referred to herein,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent,
Swingline Lender and Issuing Lender,

BANK OF AMERICA, N.A.

and

SUNTRUST BANK,
as Co-Syndication Agents

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1

SECTION 1.1	Definitions 1

SECTION 1.2	Other Definitions and Provisions 34

SECTION 1.3	Accounting Terms; Certain Compilations 35

SECTION 1.4	UCC Terms 35

SECTION 1.5	Rounding 35

SECTION 1.6	References to Agreements and Laws 35

SECTION 1.7	Times of Day 36

SECTION 1.8	Letter of Credit Amounts 36

SECTION 1.9	Revaluation Dates 36
ARTICLE II REVOLVING CREDIT FACILITY    36

SECTION 2.1	Revolving Credit Loans 36

SECTION 2.2	Swingline Loans 36

SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans 38

SECTION 2.4	Repayment and Prepayment of Revolving Credit and Swingline Loans 39

SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment 40

SECTION 2.6	Termination of Revolving Credit Facility 41
ARTICLE III LETTER OF CREDIT FACILITY    41

SECTION 3.1	L/C Commitment 41

SECTION 3.2	Procedure for Issuance of Letters of Credit 42

SECTION 3.3	Commissions and Other Charges 43

SECTION 3.4	L/C Participations 43

SECTION 3.5	Reimbursement Obligation of the Borrower 44

SECTION 3.6	Obligations Absolute 45

SECTION 3.7	Effect of Letter of Credit Application 46
ARTICLE IV TERM LOAN FACILITIES    46

SECTION 4.1	Term Loans 46

SECTION 4.2	Procedure for Advance of Term Loans 47

SECTION 4.3	Repayment of Term Loans 48

SECTION 4.4	Optional Prepayments of Term Loans 49
ARTICLE V GENERAL LOAN PROVISIONS    50

SECTION 5.1	Interest 50

SECTION 5.2	Notice and Manner of Conversion or Continuation of Loans 52

SECTION 5.3	Fees 52

SECTION 5.4	Manner of Payment 53

SECTION 5.5	Evidence of Indebtedness 54

SECTION 5.6	Adjustments 54

SECTION 5.7	Obligations of Lenders 55

SECTION 5.8	Changed Circumstances 56

SECTION 5.9	Indemnity 57

SECTION 5.10	Increased Costs 57

SECTION 5.11	Taxes 59

SECTION 5.12	Mitigation Obligations; Replacement of Lenders 63

SECTION 5.13	Security 64

SECTION 5.14	Incremental Commitments 64

SECTION 5.15	Cash Collateral 66

SECTION 5.16	Defaulting Lenders 67
ARTICLE VI CONDITIONS OF CLOSING AND BORROWING    69

SECTION 6.1	Conditions to Closing and Initial Extensions of Credit 69

SECTION 6.2	Conditions to Fourth Amendment Term Loans 73

SECTION 6.3	Conditions to All Extensions of Credit 74
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES    75

SECTION 7.1	Organization; Power; Qualification 75

SECTION 7.2	Ownership 75

SECTION 7.3	Authorization; Enforceability 75

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SECTION 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc 76

SECTION 7.5	Compliance with Law; Governmental Approvals 76

SECTION 7.6	Tax Returns and Payments 76

SECTION 7.7	Intellectual Property Matters 77

SECTION 7.8	Environmental Matters 77

SECTION 7.9	Employee Benefit Matters 78

SECTION 7.10	Margin Stock 79

SECTION 7.11	Government Regulation 80

SECTION 7.12	Material Contracts 80

SECTION 7.13	Employee Relations 80

SECTION 7.14	Burdensome Provisions 80

SECTION 7.15	Financial Statements 80

SECTION 7.16	No Material Adverse Change 81

SECTION 7.17	Solvency 81

SECTION 7.18	Titles to Properties 81

SECTION 7.19	Insurance 81

SECTION 7.20	Liens 81

SECTION 7.21	Indebtedness and Guaranty Obligations 81

SECTION 7.22	Litigation 81

SECTION 7.23	Absence of Defaults 82

SECTION 7.24	Anti-Terrorism; Anti-Money Laundering 82

SECTION 7.25	Disclosure 82

SECTION 7.26	Security Documents 83
ARTICLE VIII FINANCIAL INFORMATION AND NOTICES    83

SECTION 8.1	Financial Statements and Projections 83

SECTION 8.2	Officer’s Compliance Certificate 84

SECTION 8.3	Other Reports 84

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SECTION 8.4	Notice of Litigation and Other Matters 84

SECTION 8.5	Accuracy of Information 86
ARTICLE IX AFFIRMATIVE COVENANTS    86

SECTION 9.1	Preservation of Corporate Existence and Related Matters 86

SECTION 9.2	Maintenance of Property and Licenses 87

SECTION 9.3	Insurance 87

SECTION 9.4	Accounting Methods and Financial Records 87

SECTION 9.5	Payment of Taxes and Other Obligations 87

SECTION 9.6	Compliance with Laws and Approvals 87

SECTION 9.7	Environmental Laws 88

SECTION 9.8	Compliance with ERISA 88

SECTION 9.9	Visits and Inspections 88

SECTION 9.10	Additional Subsidiaries 88

SECTION 9.11	Use of Proceeds 90

SECTION 9.12	Further Assurances 90

SECTION 9.13	Post-Closing Covenants 90
ARTICLE X FINANCIAL COVENANTS    91

SECTION 10.1	Consolidated Total Leverage Ratio 91

SECTION 10.2	Interest Coverage Ratio 91

SECTION 10.3	Minimum Consolidated Net Worth 91
ARTICLE XI NEGATIVE COVENANTS    91

SECTION 11.1	Limitations on Indebtedness 91

SECTION 11.2	Limitations on Liens 93

SECTION 11.3	Limitations on Investments 95

SECTION 11.4	Limitations on Fundamental Changes 96

SECTION 11.5	Limitations on Asset Dispositions 97

SECTION 11.6	Limitations on Restricted Payments 98

SECTION 11.7	Transactions with Affiliates 100

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SECTION 11.8	Certain Accounting Changes; Organizational Documents 100

SECTION 11.9	Limitation on Payments and Modifications of Subordinated Indebtedness 101

SECTION 11.10	No Further Negative Pledges; Restrictive Agreements 101

SECTION 11.11	Nature of Business 102

SECTION 11.12	Sale Leasebacks 102

SECTION 11.13	Disposal of Subsidiary Interests 102
ARTICLE XII DEFAULT AND REMEDIES    102

SECTION 12.1	Events of Default 102

SECTION 12.2	Remedies 104

SECTION 12.3	Rights and Remedies Cumulative; Non-Waiver; Etc 105

SECTION 12.4	Crediting of Payments and Proceeds 106

SECTION 12.5	Administrative Agent May File Proofs of Claim 106
ARTICLE XIII THE ADMINISTRATIVE AGENT    107

SECTION 13.1	Appointment and Authority 107

SECTION 13.2	Rights as a Lender 108

SECTION 13.3	Exculpatory Provisions 108

SECTION 13.4	Reliance by the Administrative Agent 109

SECTION 13.5	Delegation of Duties 109

SECTION 13.6	Resignation of Administrative Agent 110

SECTION 13.7	Non-Reliance on Administrative Agent and Other Lenders 111

SECTION 13.8	No Other Duties, Etc 111

SECTION 13.9	Collateral and Guaranty Matters 111

SECTION 13.10	Release of Liens and Guarantees of Subsidiaries 112

SECTION 13.11	Secured Hedge Agreements and Secured Cash Management Agreements 112
ARTICLE XIV MISCELLANEOUS    113

SECTION 14.1	Notices 113

SECTION 14.2	Amendments, Waivers and Consents 115

SECTION 14.3	Expenses; Indemnity 117

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SECTION 14.4	Right of Setoff 119

SECTION 14.5	Governing Law; Jurisdiction, Etc 120

SECTION 14.6	Waiver of Jury Trial 121

SECTION 14.7	Reversal of Payments 121

SECTION 14.8	Injunctive Relief; Punitive Damages 121

SECTION 14.9	Accounting Matters 122

SECTION 14.10	Successors and Assigns; Participations 122

SECTION 14.11	Confidentiality 126

SECTION 14.12	Performance of Duties 127

SECTION 14.13	All Powers Coupled with Interest 127

SECTION 14.14	Survival 127

SECTION 14.15	Titles and Captions 127

SECTION 14.16	Severability of Provisions 127

SECTION 14.17	Counterparts; Integration; Effectiveness; Electronic Execution 128

SECTION 14.18	Term of Agreement 128

SECTION 14.19	USA Patriot Act 128

SECTION 14.20	No Fiduciary Duty 129

SECTION 14.21	Inconsistencies with Other Documents; Independent Effect 129

SECTION 14.22	Judgment Currency 129

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EXHIBITS
Exhibit A-1    -    Form of Revolving Credit Note
Exhibit A-2    -    Form of Swingline Note
Exhibit A-3    -    Form of Term Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Notice of Account Designation
Exhibit D    -    Form of Notice of Prepayment
Exhibit E    -    Form of Notice of Conversion/Continuation
Exhibit F    -    Form of Officer’s Compliance Certificate
Exhibit G    -    Form of Assignment and Assumption
Exhibit H    -    Form of Collateral Agreement

Exhibit I-1	- Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)

Exhibit I-2	- Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)

Exhibit I-3	- Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)

Exhibit I-4	- Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.2    -    Certain Commitments
Schedule 7.1    -    Jurisdictions of Organization and Qualification
Schedule 7.2    -    Subsidiaries and Capitalization
Schedule 7.6    -    Tax Audits
Schedule 7.9    -    ERISA Plans
Schedule 7.12    -    Material Contracts
Schedule 7.13    -    Labor and Collective Bargaining Agreements
Schedule 7.18    -    Real Property
Schedule 7.21    -    Indebtedness and Guaranty Obligations
Schedule 7.22    -    Litigation
Schedule 11.2    -    Existing Liens
Schedule 11.3    -    Existing Loans, Advances and Investments
Schedule 11.7    -    Transactions with Affiliates

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CREDIT AGREEMENT, dated as of March 28, 2014, by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders party hereto, including the Swingline Lender, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.
STATEMENT OF PURPOSE
The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acquisition Condition” means that (a) subsequent to December 1, 2015 the Borrower (directly or through its Subsidiaries) shall have consummated one or more acquisitions in the form of acquisition of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person for aggregate cash consideration in excess of $100,000,000 and (b) the Borrower shall have given written notice of such fact to the Administrative Agent, including such details regarding the relevant acquisition(s) as the Administrative Agent may reasonable request).
“Additional Term Loan” means a term loan made pursuant to Section 2 of the Second Amendment.
“Additional Term Loan Amount” means $150,000,000.
“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Alternative Currency” means each of the following currencies: Canadian Dollars, Euro, Sterling and each other lawful currency (other than Dollars) that is (a) readily available and freely transferrable and convertible into Dollars and (b) consented to by the applicable Issuing Lender with respect to one or more Letters of Credit to be issued by it.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including, but not limited to, the Investment Company Act and Regulation T, U and X of the Board of Governors of the Federal Reserve System and the PATRIOT Act.
“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

			Revolving Credit Loans		Term Loans
Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +	LIBOR +	Base Rate +
I	Less than 1.00	0.20%	1.25%	0.25%	1.25%	0.25%
II	Greater than or equal to 1.00, but less than 1.50	0.25%	1.50%	0.50%	1.50%	0.50%
III	Greater than or equal to 1.50, but less than 2.00	0.30%	1.75%	0.75%	1.75%	0.75%
IV	Greater than or equal to 2.00, but less than 2.50	0.35%	2.00%	1.00%	2.00%	1.00%
V	Greater than or equal to 2.50, but less than 3.00	0.40%	2.25%	1.25%	2.25%	1.25%
VI	Greater than or equal to 3.00	0.45%	2.50%	1.50%	2.50%	1.50%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) one (1) Business Day after the day on which the Administrative Agent receives an Officer’s Compliance Certificate pursuant to Section 8.2 for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin shall be based on Pricing Level II until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level VI until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.
In addition to adjustments of the Applicable Margin on the dates and in the manner described above, the Applicable Margin shall, as applicable, be adjusted (from the pricing level existing as of the Fourth Amendment Effective Date, i.e., Level V) on the Fourth Amendment Term Loan Funding Date based on the Consolidated Total Leverage Ratio calculated as the ratio of Consolidated Total Indebtedness as of such date (determined giving effect to (a) the making of the Fourth Amendment Term Loan on such date and (b) any other extensions of credit or repayments of Indebtedness occurring on such date) to Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ended as of the last day of the most recent period for which financial statements have been delivered pursuant to Section 8.1 (it being understood that the related computation of Consolidated EBITDA shall be prepared on a Pro Forma Basis (as provided in the definition of Consolidated EBITDA) so as to give effect not only to Permitted Acquisitions which occurred during the applicable four (4) consecutive fiscal quarter period but also to any Permitted Acquisitions which occur subsequent to the last day of the most recent period for which financial statements have been delivered pursuant to Section 8.1).
Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(c) and 12.2 nor any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
Notwithstanding anything to the contrary in this definition of Applicable Margin, beginning on the Second Amendment Effective Date and continuing until the delivery of the Officer’s Compliance Certificate in accordance with the requirements of Section 8.2 for the fiscal quarter of the Borrower ending January 3, 2015, the Applicable Margin shall be based on Pricing Level V.
Notwithstanding anything to the contrary in this definition of Applicable Margin, (a) beginning on the date of the closing of that certain proposed acquisition identified to the Arrangers prior to the Third Amendment Effective Date until the delivery of the next scheduled quarterly Officer’s Compliance Certificate, the Applicable Margin shall be determined based upon the Officer’s Compliance Certificate delivered in connection with such acquisition pursuant to clause (e) of the definition of “Permitted Acquisition” in Section 1.1 and (b) the Officer’s Compliance Certificate delivered for the quarter immediately preceding the closing of that certain proposed acquisition identified to the Arrangers prior to the Third Amendment Effective Date shall, if delivered subsequent to the Officer’s Compliance Certificate referred to in the preceding clause (a), assume, on a pro forma basis, that such acquisition closed (and any related Indebtedness was incurred) on the last day of such quarter.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., in its capacity as joint lead arranger and joint book manager, and their respective successors.
“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Capital Stock) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing). The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 11.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 5.8 shall remain in effect, one-month LIBOR plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).
“Blackhawk Arizona” means Blackhawk Network, Inc., an Arizona corporation.
“Blackhawk California” means Blackhawk Network California, Inc., a California corporation.
“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.
“Borrower Materials” has the meaning assigned thereto in Section 8.4.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.
“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.
“Canadian Dollars” and “C$” mean the lawful currency of Canada.
“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided, however, that Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions (and securities, interests or obligations arising therefrom) shall not constitute Capital Stock.
“Capped Call Transactions” means one or more call options (or substantively equivalent derivative transactions) referencing the Borrower’s Capital Stock purchased by the Borrower (or a Subsidiary Guarantor) in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) (whether settled in shares, cash or a combination thereof) and limiting the amount deliverable to the Borrower (or a Subsidiary Guarantor) upon exercise thereof based on a cap or upper strike price (howsoever defined).

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred eighty (180) days from the date of acquisition thereof, (b) A-1/P-1 commercial paper maturing no more than ninety (90) days from the date of creation thereof and A-2/P-2 or split rated commercial paper maturing no more than thirty (30) days from the date of creation thereof, (c) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks organized under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), purchasing cards, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.
“Cash Secured Letter of Credit” means a Letter of Credit, which, at the option of the Borrower, has been Cash Collateralized in an amount equal to 100% (or in the case of a Letter of Credit denominated in an Alternative Currency, 110%) of the Dollar Equivalent of the maximum amount drawable thereunder; provided, however, that, so long as no Event of Default has occurred and is continuing, the Borrower shall have the option to require the release of any Cash Collateral securing a Letter of Credit pursuant to this definition by giving notice to the Administrative Agent, whereupon such Cash Collateral shall be released within three (3) Business Days, and upon such release, such Letter of Credit shall continue to be a Letter of Credit for purposes hereof but shall cease to be a Cash Secured Letter of Credit.
“Change in Control” means an event or series of events by which:
(a)    (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (A) Safeway, and (B) any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of shares of Capital Stock of the Borrower having more than thirty five percent (35%) of the ordinary voting power to elect members of the board of directors (or equivalent governing body) of the Borrower or (ii) a majority of the board of directors (or equivalent governing body) of the Borrower shall not be Continuing Directors; or
(b)    Safeway shall cease to beneficially own and control, directly or indirectly, shares of Capital Stock of the Borrower having at least 50%, on a fully diluted basis, of the ordinary voting power to elect members of the board of directors (or equivalent governing body) of the Borrower, unless (i) at the time it shall cease to do so there shall be a Distribution Arrangement in existence with a remaining duration of at least four years and (ii) such Distribution

Arrangement shall remain in full force and effect (recognizing that it may be succeeded to or assigned if Safeway is merged or acquired).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 6.1 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.
“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties, other than Blackhawk California, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.
“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).
“Commitment Letter” means that certain commitment letter dated as February 18, 2014 by and among the Arrangers, Wells Fargo, Bank of America, N.A., SunTrust Bank and the Borrower.
“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.
“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated

Net Income: (i) income and franchise taxes paid during such period, (ii) Consolidated Interest Expense, and (iii) amortization, depreciation of active and productive assets and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from discontinued operations), (v) non-cash stock-based compensation expense, and (vi) mark-to-market expenses on distribution partner equity instruments less (c) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary gains and (iii) non-cash gains or non-cash items increasing Consolidated Net Income (except that such non-cash gains are reserved for cash benefits to be taken in the future). For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.
“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedge Agreements) for such period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.
“Consolidated Net Worth” means, at any date as of which the same is to be determined, the consolidated stockholders’ equity of the Borrower and its Subsidiaries, determined in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.
“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Borrower and its Subsidiaries, including the aggregate L/C Obligations; provided that in the computation of Consolidated Total Indebtedness the aggregate L/C Obligations shall be reduced to an amount not less than zero by the amount by which the aggregate amount as of such date of all unrestricted and unencumbered cash and Cash Equivalents held by the Borrower and the Subsidiary Guarantors exceeds $25,000,000.
“Continuing Directors” means the directors of the Borrower on the Closing Date and each other director of the Borrower, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the Borrower is recommended or approved by at least a majority of the then Continuing Directors.
“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such control agreement is executed.
“Convertible Bond Hedge Transactions” means one or more call options (or substantively equivalent derivative transaction) referencing the Borrower’s Capital Stock purchased by the Borrower (or a Subsidiary Guarantor) requiring the counterparty thereto to deliver to the Borrower or such Subsidiary Guarantor shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).
“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Capital Stock of the Borrower.
“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.
“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 5.16(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, the Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.16(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.
“Delayed Draw Date” means a date subsequent to the Closing Date and on or prior to the Delayed Draw Termination Date designated as such by the Borrower pursuant to Section 4.2.

“Delayed Draw Termination Date” means the date six months after the Closing Date.
“Delayed Draw Term Loan” means the Term Loans made on the Delayed Draw Dates by each Term Loan Lender or all such Term Loans, collectively, in the aggregate amount of up to $50,000,000, as the context requires.
“Disputes” means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Existing Term Loan Maturity Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding anything herein to the contrary, call options, warrants or rights to purchase (or substantively equivalent derivative transactions) comprising, in each case, a Warrant Transaction shall not constitute Disqualified Capital Stock.
“Distribution Arrangement” shall mean one or more commercial agreements between Safeway and the Borrower or any Subsidiary thereof pursuant to which Safeway agrees to participate in the program relating to the marketing and distribution of the prepaid products and related services described therein and/or other programs operated by Blackhawk Arizona or its Affiliates, whether such agreements exist on the Closing Date or are entered into thereafter.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Issuer, as applicable, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.
“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliate.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Equity Issuance” means any issuance by any Credit Party or any Subsidiary thereof to any Person that is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Domestic Subsidiary” means a Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock of Foreign Subsidiaries.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 4.21 of the Subsidiary Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection

Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Note” means that certain Fourth Amended and Restated Unsecured Demand Promissory Note, dated as of October 23, 2013, by Blackhawk Arizona in favor of Safeway.
“Existing Term Loan” means (a) any term loan made to the Borrower pursuant to (i) Section 4.1(a), whether on the Closing Date or on a Delayed Draw Date, or (ii) the Second Amendment or (b) all such term loans described in clauses (a)(i) and (a)(ii) collectively, as the context requires.
“Existing Term Loan Maturity Date” means the first to occur of (a) March 28, 2018, or (b) the date of acceleration of the Existing Term Loans pursuant to Section 12.2(a).
“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the Foreign Corrupt Practices Act.
“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.
“Federal Funds Rate” means, for any day, (a) the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” means, individually and collectively, (a) the separate fee letter agreement dated February 18, 2014 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (b) the separate fee letter agreement dated February 18, 2014 among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (c) the separate fee letter dated February 17, 2014 among the Borrower and SunTrust Robinson Humphrey, Inc., (d) the joint fee letter agreement dated September 29, 2014 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (e) the separate fee letter agreement dated September 29, 2014 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank, (f) the joint fee letter agreement dated June 1, 2015 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (g) the separate fee letter agreement dated June 1, 2015 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank, (h) the joint fee letter agreement dated December 2, 2015 among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., (i) the separate fee letter agreement dated December 2,

2015 among the Borrower, SunTrust Robinson Humphrey, Inc. and SunTrust Bank, and (j) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.
“Fiscal Year” means any of the 52-week or 53-week reporting periods used by the Borrower in the financial reports it prepares for external reporting purposes.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of December 18, 2015 among the Borrower, each of the Lenders and the Administrative Agent.
“Fourth Amendment Effective Date” means December 18, 2015.
“Fourth Amendment Term Loan” means a term loan made to the Borrower pursuant to Section 4.1(b) or all such term loans collectively, as the context requires.
“Fourth Amendment Term Loan Commitment” means, with respect to any Lender, the obligation of such Lender to make a Fourth Amendment Term Loan to the Borrower in an amount not in excess of the amount specified on Schedule 1.2.
“Fourth Amendment Term Loan Funding Date” means the date of the funding of the Fourth Amendment Term Loan, which date shall occur after the Fourth Amendment Effective Date but not later than February 29, 2016.
“Fourth Amendment Term Loan Lender” means a Lender which has a Fourth Amendment Term Loan Commitment or holds a Fourth Amendment Term Loan.
“Fourth Amendment Term Loan Maturity Date” means the earlier of (a) the date 364 days following the Fourth Amendment Term Loan Funding Date and (b) the date of acceleration of the Term Loans pursuant to Section 12.2(a).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof (including pursuant to the definition of “Cash Secured Letter of Credit” in this Section 1.1) and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and

statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty Obligation” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances (including any such substances or materials that are chemical substances or mixtures) under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority as Hazardous Materials, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which poses a health or safety hazard to Persons or neighboring properties or (f) which contain, without limitation, asbestos (to the extent regulated by any Governmental Authority as a Hazardous Material), polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement. Notwithstanding the foregoing, Convertible Bond Hedge Transactions, Capped Call Transactions and Warrant Transactions, and any arrangements or agreements related thereto, and any accelerated share repurchase contract, forward share purchase contract or similar contract with respect to the purchase by the Borrower of the Capital Stock of the Borrower shall not constitute Hedge Agreements.
“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article XI, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the

Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Increased Amount Date” has the meaning assigned thereto in Section 5.14.
“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.14.
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP:
(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of such Person;
(b)    all obligations to pay the deferred purchase price of property or services of such Person (including, without limitation, all obligations under non-competition or similar agreements, but excluding earn-out arrangements), except trade payables arising in the ordinary course of business that (i) are not more than ninety (90) days past due, or (ii) are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(c)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all Indebtedness secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of such Person;
(g)    all obligations of such Person in respect of Disqualified Capital Stock; and
(h)    all Guaranty Obligations of such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. For the avoidance of doubt, settlement payables arising in the ordinary course of business shall not be considered Indebtedness. Notwithstanding anything herein to the contrary, obligations arising under any Convertible Bond Hedge Transaction, Capped Call Transaction or Warrant Transaction shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Issuing Lender” means Wells Fargo and Bank of America, N.A., each in its capacity as issuer of Letters of Credit hereunder, and any successors thereto.
“Initial Term Loan” means the Term Loan made on the Closing Date by each Term Loan Lender or all such Term Loans, collectively, in the aggregate amount of $175,000,000, as the context requires.
“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Interest Period” has the meaning assigned thereto in Section 5.1(b).
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Policy” means the investment policy of the Borrower adopted by its Board of Directors, in form and substance satisfactory to the Administrative Agent.
“Investments” has the meaning assigned thereto in Section 11.3.
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.
“Issuing Lender” means with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) the Initial Issuing Lenders and (ii) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit.
“Joinder Agreement” has the meaning assigned thereto in Section 5.14(a)(E).
“L/C Commitment” means the lesser of (a) Two Hundred Million Dollars ($200,000,000) and (b) the Revolving Credit Commitment.
“L/C Facility” means the letter of credit facility established pursuant to Article III.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participants” means the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.
“Lender” has the meaning assigned thereto in the introductory paragraph hereof
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1.
“LIBOR” means,
(a)    for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Bloomberg Page BBAM1 (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/16th of 1%). If, for any reason, such rate does not appear on Bloomberg Page BBAM1 (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Bloomberg Page BBAM1 (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/16th of 1%). If, for any reason, such rate does not appear on Bloomberg Page BBAM1 (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Notwithstanding the foregoing, if LIBOR, determined as provided above, is less than zero, LIBOR with respect to each LIBOR Rate Loan and each Base Rate Loan shall be deemed to be zero for all purposes of this Agreement.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).
“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, (a) this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Subsidiary Guaranty Agreement and the Fee Letters, (b) each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement (including all amendments or amendments and restatements of any of the foregoing) or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement) and (c) any other document or agreement which is designated as a Loan Document by the Administrative Agent and the Borrower.
“Loans” means the collective reference to the Revolving Credit Loans, the Term Loan and the Swingline Loans, and “Loan” means any of such Loans.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Material Adverse Effect” means a material adverse effect on (a) the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party.
“Material Contract” means (a) any contract or other agreement, written or oral, of any Credit Party or any of its Subsidiaries involving per annum monetary liability of or to any such Person in an amount in excess of 5% of the Borrower’s and its Subsidiaries’ total load value or operating revenue (each as reported in the Borrower’s annual financial statements) or (b) any other contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.
“Material Domestic Subsidiary” means, (i) on the Closing Date, EWI Holdings, Inc., Cardpool, Inc., Blackhawk Network, Inc., Blackhawk Network California, Inc. and Blackhawk Network (Overseas Territories), LLC and (ii) after the Closing Date, the entities listed in subsection (i) hereof and any direct or indirect Subsidiary of the Borrower which is a Domestic Subsidiary and which, at the time of determination, has net assets (to be computed disregarding any payment obligations in respect of intercompany loans) in excess of $5,000,000 or had net income in excess of $1,000,000 for the four most recently ended fiscal quarters for which financial statements are available, in each case determined in accordance with GAAP.
“Material Foreign Subsidiary” means (i) on the Closing Date, Blackhawk Network (UK) Ltd., Blackhawk Network (Europe) Ltd., Blackhawk Network (Canada) Ltd., Blackhawk Network (Japan) KK, Blackhawk Network (Australia) Pty Ltd. and BH Network Holdings (Europe) B.V. and (ii) after the Closing Date, the entities listed in subsection (i) hereof and any direct or indirect Subsidiary of the Borrower which is a Foreign Subsidiary and which, at the time of determination, has net assets (to be computed disregarding any payment obligations in respect of intercompany loans) in excess of $5,000,000 or had net income in excess of $1,000,000 for the four most recently ended fiscal quarters for which financial statements are available, in each case determined in accordance with GAAP.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their reasonable discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Cash Proceeds” means with respect to any issuance of Capital Stock, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith.
“New Lender” has the meaning assigned thereto in Section 5.14.
“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 14.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.
“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Notes.
“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).
“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Secured Parties or the Administrative Agent, in each case under any Loan Document or otherwise with respect to any Loan or Letter of Credit, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Parago” means Parago, Inc., a Delaware corporation.
“Parago Acquisition” means the Borrower’s acquisition by merger of all of the capital stock of Parago pursuant to the Parago Acquisition Agreement.
“Parago Acquisition Agreement” means the Agreement and Plan of Merger dated as of September 24, 2014 among the Borrower, Parago, BH Monarch Merger Sub, Inc. and TH Lee Putnam Ventures, L.P., as seller representative, providing for the Parago Acquisition, as amended by the First Amendment to Agreement and Plan of Merger dated as of October 7, 2014 among the same parties.
“Parago Acquisition Date” means the date upon which the Parago Acquisition is consummated.
“Participant” has the meaning assigned thereto in Section 14.10(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliates.
“Permitted Acquisition” means any acquisition by the Borrower or any Subsidiary Guarantor on or after the Closing Date in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements (provided that the Parago Acquisition shall in any case be deemed a Permitted Acquisition for all purposes of this Agreement):
(a)    such acquisition (if an acquisition of Capital Stock or by merger) has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;
(b)    the Person or business to be acquired shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to Section 11.11;
(c)    if such transaction is a merger or consolidation, the Borrower or a Subsidiary Guarantor shall be the surviving Person (except as otherwise permitted pursuant to Section 11.3(f)(ii)) and no Change in Control shall have been effected thereby;
(d)    the Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 9.10 to be delivered at the time required pursuant to Section 9.10;
(e)    if the aggregate consideration for such acquisition (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) exceeds $50,000,000, then no later than five (5) Business Days (or such lesser number of days to which the Administrative Agent may agree) prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory thereto, compliance on a Pro Forma Basis

(as of the date of the acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Article X;
(f)    no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith;
(g)    the aggregate consideration (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) for such acquisition, together with all other acquisitions consummated during the term of this Agreement that constituted Permitted Acquisitions (other than the Parago Acquisition and any acquisition that occurred prior to the Second Amendment Effective Date) is less than $600,000,000 in the aggregate (excluding any portion of the acquisitions paid with the proceeds from any Equity Issuance); and
(h)    the Borrower shall provide such other documents (including forms of purchase and related agreements) and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with any such acquisition; provided that the Borrower shall not be required to provide such documents or information for any such acquisition designated by the Borrower whose consideration, together with the consideration for all other such acquisitions designated by the Borrower during the term of this Agreement, is less than $5,000,000 in the aggregate.
“Permitted Liens” means the Liens permitted pursuant to Section 11.2.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning assigned thereto in Section 8.4.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate is publicly announced by the Administrative Agent. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, for purposes of calculating certain definitions and compliance with any test or financial covenant under this Agreement for any period, that a Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative but in any case including transaction expenses incurred in connection with such Specified Transaction) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all of the Capital Stock of a Subsidiary or any division, business unit, product line or line of business, shall be excluded and (ii) in the case of a Permitted Acquisition, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Public Lender” has the meaning assigned thereto in Section 8.4.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned thereto in Section 14.10(c).
“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any date, any combination of Lenders holding more than fifty percent (50%) of the sum of (a) (i) the aggregate amount of the Revolving Credit Commitment or (ii) if the Revolving Credit Commitment has been terminated, of the aggregate Revolving Credit Exposure plus (b) (i) the aggregate outstanding principal amount of the Term Loan plus the aggregate undrawn amount of the Term Loan Commitments or (ii) if the Term Loan Commitments have been terminated, of the outstanding principal amount of the Term Loan; provided that the Revolving Credit Commitment and Term Loan Commitment of, and the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer or controller of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Revaluation Date” means (a) each date of a Borrowing, (b) each date of issuance of a Letter of Credit, (c) each date of an amendment of a Letter of Credit having the effect of increasing the amount thereof, (d) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency and (e) such additional dates as the Administrative Agent or an Issuing Lender, as applicable, shall reasonably determine or the Required Lenders shall reasonably require.
“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder and to acquire participations in Letters of Credit and Swingline Loans as provided herein in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 1.2 hereto, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, the final two sentences of this definition and Section 5.14) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans as provided herein, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.14). The Revolving Credit Commitment of all the Revolving Credit Lenders on the Fourth Amendment Effective Date after giving effect to the Fourth Amendment shall be $400,000,000.
“Revolving Credit Commitment Percentage” means, as to any Revolving Credit Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the Revolving Credit Commitment of all the Revolving Credit Lenders.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility in connection with any incremental revolving credit facilities established pursuant to Section 5.14).

“Revolving Credit Lenders” means Lenders with a Revolving Credit Commitment (including each New Lender with an Incremental Revolving Credit Commitment).
“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.
“Revolving Credit Maturity Date” means the earliest to occur of (a) March 28, 2018, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 12.2(a).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date after giving effect to any Letters of Credit issued on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Safeway” means Safeway Inc., a Delaware corporation.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the “Specially Designated Nationals List” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the sanctions lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, in each case to the extent subject to a sanctions program administered by OFAC.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means the Second Amendment to Credit Agreement dated as of October 23, 2014 among the Borrower, the financial institutions signatory thereto as lenders and the Administrative Agent.
“Second Amendment Effective Date” means October 23, 2014.
“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.
“Secured Parties” mean collectively, the Lenders, the Administrative Agent, the Swingline Lender, any Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 13.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.
“Security Documents” means the collective reference to the Collateral Agreement, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Transactions” means (a) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the Borrower or any division, business unit, product line or line of business, (b) any Permitted Acquisition, (c) any incurrence of Indebtedness, (d) the classification of any asset, business unit, division or line of business as a discontinued operation and (e) the Transactions.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or an Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Lender shall use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Credit Party or any Subsidiary thereof subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Administrative Agent.
“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.
“Subsidiary Guarantors” means all Material Domestic Subsidiaries and all Material Foreign Subsidiaries (other than Blackhawk Network (Overseas Territories), LLC and any Material Foreign Subsidiary for so long as, in each case, the guaranty thereof would have material adverse tax consequences for the Borrower or any other Credit Party or would result in a violation of Applicable Laws) in existence on the Closing Date or which become parties to the Subsidiary Guaranty Agreement pursuant to Section 9.10.
“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit and the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means the lesser of (a) Seventy-Five Million Dollars ($75,000,000) and (b) the Revolving Credit Commitment.
“Swingline Facility” means the swingline facility established pursuant to Section 2.2.
“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means (a) any term loan made to the Borrower pursuant to (i) Section 4.1(a), whether on the Closing Date or on a Delayed Draw Date, or (ii) the Second Amendment, (b) any Fourth Amendment Term Loan or (c) all such term loans described in clauses (a) and (b) collectively, as the context requires.
“Term Loan Amount” means $225,000,000.
“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Existing Term Loan to the account of the Borrower hereunder on the Closing Date in the principal amount set forth opposite such Lender’s name on Schedule 1.2, (b) as to any Lender, such Lender’s Fourth Amendment Term Loan Commitment or (c) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans. The aggregate Term Loan Commitment of the Lenders on the Fourth Amendment Effective Date after giving effect to the Fourth Amendment shall be $100,000,000 (it being understood that the commitments referred to in clause (a) above have been reduced to zero).

“Term Loan Facility” means, collectively, the term loan facility established pursuant to Article IV and the term loan facility established pursuant to Section 2 of the Second Amendment.
“Term Loan Lender” means any Lender that has a Term Loan outstanding to the Borrower.
“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term Loan Percentage” means, as to any Term Loan Lender, the ratio of (a) the outstanding principal balance of the Term Loan or Term Loans of such Term Loan Lender plus the amount of the undrawn Term Loan Commitment of such Term Loan Lender to (b) the aggregate outstanding principal balance of all Term Loans of all Term Loan Lenders plus the amount of the aggregate undrawn Term Loan Commitments of all Term Loan Lenders.
“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.
“Third Amendment” means the Third Amendment to Credit Agreement dated as of June 19, 2015 among the Borrower, the financial institutions signatory thereto as lenders and the Administrative Agent.
“Third Amendment Effective Date” means June 19, 2015.
“Threshold Amount” means $25,000,000.
“Ticking Fee” has the meaning assigned thereto in Section 5.3(b).
“Transactions” means, collectively, (a) the repayment in full of all Indebtedness under the Existing Note and (b) the initial Extensions of Credit.
“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.
“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 600.
“United States” means the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).
“Warrant Transactions” means one or more call options, warrants or rights to purchase (or substantively equivalent derivative transaction) referencing the Borrower’s common stock, which for the avoidance of doubt may be settled by a delivery of shares of the Borrower’s common stock or cash, issued by the Borrower or a Subsidiary Guarantor substantially contemporaneously with the purchase by the Borrower or such Subsidiary Guarantor of one or more Convertible Bond Hedge Transactions and/or Capped Call Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transaction(s) and/or Capped Call Transaction(s).
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).
“Withholding Agent” means the Borrower and the Administrative Agent.
SECTION 1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.3    Accounting Terms; Certain Calculations. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(b), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated (a) without giving effect to any election under Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) in a manner such that any obligations relating to a lease that, in accordance with GAAP as in effect on the date hereof, would be accounted for by the Borrower as an Operating Lease shall be accounted for as obligations relating to an operating lease and not as obligations relating to a Capital Lease (and shall not constitute Indebtedness hereunder). For purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal, valued at par.

SECTION 1.4    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.6    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the FCPA, the Securities Act of 1933, the UCC, the Investment Company Act, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.8    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified for such increase in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn and no longer available under such Letter of Credit).
SECTION 1.9    Revaluation Dates. The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of actual or potential L/C Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.
ARTICLE II

REVOLVING CREDIT FACILITY
SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2    Swingline Loans.
(a)    Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender shall, upon the written request of the Borrower in accordance herewith, make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.
(b)    Refunding.
(i)    Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. Eastern time. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.
(ii)    The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 13.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).
(iii)    Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 12.1(h) or (i) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).
(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.15 and Section 5.16.
SECTION 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans.
(a)    Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than (i) 4:00 p.m. Eastern time on the same Business Day as each Swingline Loan, (ii) noon Eastern time on the same Business Day as each Base Rate Loan and (iii) noon Eastern time on a day that is at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, in an aggregate principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof (or, in the case of Swingline Loans, $500,000 or a whole multiple of $100,000 in excess thereof), (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after the time set forth herein shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(b)    Disbursement of Revolving Credit and Swingline Loans. Not later than 5:00 p.m. Eastern time for each Swingline Loan and 2:00 p.m. Eastern time for each Base Rate Loan or LIBOR Rate Loan, on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
SECTION 2.4    Repayment and Prepayment of Revolving Credit and Swingline Loans.
(a)    Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the earlier of the date ten (10) Business Days after the making thereof and the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.
(b)    Mandatory Prepayments. (i) If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment (other than to the extent resulting from fluctuations in currency exchange rates), the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess remaining after taking into account any Cash Collateral already on deposit with the Administrative Agent with respect to Letters of Credit (such Cash Collateral to be applied in accordance with Section 12.2(b), except that, unless an Event of Default has occurred and is continuing, such Cash Collateral shall not be applied to any other Secured Obligations and shall be released to the Borrower as and to the extent such excess is reduced, notwithstanding that other Secured Obligations remain outstanding).
(ii)    If at any time the Revolving Credit Outstandings exceed 105% of the Revolving Credit Commitment, then to the extent resulting from fluctuations in currency exchange rates, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess remaining after taking into account any Cash Collateral already on deposit with the Administrative Agent with respect to Letters of Credit (such Cash Collateral to be applied in accordance with Section 12.2(b), except that, unless an Event of Default has occurred and is continuing, such Cash Collateral shall not be applied to any other Secured Obligations and shall be released to the Borrower as and to the extent such excess is reduced, notwithstanding that other Secured Obligations remain outstanding).
(c)    Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than noon Eastern time (i) on the same Business Day as prepayment of each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before prepayment of each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. A Notice of Prepayment received after noon Eastern time shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(d)    Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(e)    Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.
SECTION 2.5    Permanent Reduction of the Revolving Credit Commitment.
(a)    Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $2,500,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b)    Corresponding Payment. Each permanent reduction of the Revolving Credit Commitment permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate undrawn amount of all outstanding Letters of Credit, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess after taking into account any Cash Collateral already on deposit with the Administrative Agent with respect to Letters of Credit. Such Cash Collateral shall be applied and released in accordance with Section 12.2(b), except that, unless an Event of Default has occurred and is continuing, such Cash Collateral shall not be applied to any other Secured Obligations and shall be released to the Borrower as and to the extent such excess is reduced notwithstanding that other Secured Obligations remain outstanding. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
SECTION 2.6    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.
ARTICLE III

LETTER OF CREDIT FACILITY
SECTION 3.1    L/C Commitment.
(d)    Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the “Letters of Credit”) for the account of the Borrower (but for the purposes of the Borrower or any Subsidiary thereof), on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Dollar Equivalent of L/C Obligations would exceed the L/C Commitment, (ii) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment, (iii) unless such Issuing Lender shall have otherwise agreed, the aggregate outstanding amount of L/C Obligations associated with Letters of Credit issued by such Issuing Lender would exceed 50% of the L/C Commitment; or (iv) if such Letter of Credit is to be denominated in an Alternative Currency, the Dollar Equivalent of L/C Obligations with respect to all Letters of Credit denominated in Alternative Currencies would exceed $50,000,000. Each Letter of Credit shall (i) be denominated in Dollars or in an Alternative Currency in a minimum amount of $500,000 or the Dollar Equivalent thereof (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) subject to the final sentence of this section, expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law or if the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Revolving Credit Maturity Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.3 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.
(e)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.15 and Section 5.16.
SECTION 3.2    Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent a Letter of Credit Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and promptly notify the Administrative Agent and each Revolving Credit Lender of the issuance of such Letter of Credit and, upon request by any Revolving Credit Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3    Commissions and Other Charges.
(f)    Letter of Credit Commissions. The Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis); provided that with respect to each Cash Secured Letter of Credit, the letter of credit commission shall be the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit multiplied by 0.75% per annum. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.
(g)    Fronting Fee. In addition to the foregoing commission, the Borrower shall pay to each applicable Issuing Lender, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender as set forth in the Fee Letter executed by such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

(h)    Other Costs and Fees. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are (i) incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit and (ii) charged by such Issuing Lender to its customers generally.
SECTION 3.4    L/C Participations.
(c)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein the Dollar Equivalent of an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(d)    Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, such Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount (expressed in Dollars) and due date of such required payment and such L/C Participant shall pay to such Issuing Lender in Dollars the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. Eastern time on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. Eastern time on any Business Day, such payment shall be due on the following Business Day.
(e)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
SECTION 3.5    Reimbursement Obligation of the Borrower.
(a)    In the event of any drawing under any Letter of Credit, (i) the Issuing Lender shall promptly notify the Borrower and the Administrative Agent thereof and (ii) subject, as applicable to Section 3.5(b), the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds in the applicable currency, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (A) such draft so paid and (B) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify such Issuing Lender and the Administrative Agent that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (i) the Dollar Equivalent of the amount of such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount (expressed in Dollars in the Dollar Equivalent of such unreimbursed amount) shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amount becomes payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
(b)    In the case of a drawing upon a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Issuing Lender pursuant to Section 3.5(a) in such Alternative Currency, unless (A) the Issuing Lender (at its option) shall have specified in the applicable notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the Issuing Lender and the Administrative Agent promptly following receipt of the notice of drawing that the Borrower will reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify the Borrower and the Administrative Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the first sentence of this Section 3.5(b) and (B) the Dollar reimbursement amount paid by the Borrower shall not be adequate on the date of the applicable payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Lender for the loss resulting from such inadequacy. Each Issuing Lender shall promptly notify the Administrative Agent of any reimbursement payment it receives from the Borrower pursuant to Section 3.5(a).
SECTION 3.6    Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.7    Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
ARTICLE IV

TERM LOAN FACILITIES
SECTION 4.1    Term Loans.
(c)    Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make Term Loans to the Borrower on the Closing Date and on up to two Delayed Draw Dates (but not on any additional dates) in an aggregate principal amount not exceeding such Lender’s Term Loan Commitment; provided, however, that (a) the aggregate amount of the Initial Term Loan shall be $175,000,000 and the amount of the Term Loan of each Lender on the Closing Date shall be equal to its Term Loan Percentage of such amount on the Closing Date, (b) the aggregate amount of the Delayed Draw Term Loans shall not exceed $50,000,000 and the amount of the Term Loan of each Lender on each Delayed Draw Date shall be equal to its Term Loan Percentage of such amount on such date and (c) the aggregate principal amount of Term Loans made on each Delayed Draw Date shall be in the amount of $15,000,000 or a multiple of $1,000,000 in excess thereof. Upon the making of a Term Loan by a Lender, its Term Loan Commitment shall automatically be reduced by the principal amount of such Term Loan.
(d)    Subject to the terms and conditions of this Agreement, each Fourth Amendment Term Loan Lender severally agrees to make a Fourth Amendment Term Loan to the Borrower on the Fourth Amendment Term Loan Funding Date in an aggregate principal amount not exceeding such Lender’s Fourth Amendment Term Loan Commitment. Upon the making of a Fourth Amendment Term Loan by a Lender, its Fourth Amendment Term Loan Commitment shall automatically be reduced by the principal amount of such Fourth Amendment Term Loan. In addition, any then existing Fourth Amendment Term Loan Commitment shall be reduced to zero upon the close of business on February 29, 2016.
SECTION 4.2    Procedure for Advance of Term Loans.
(i)    The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to noon Eastern time on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. Eastern time on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
(j)    The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing with respect to each Delayed Draw Term Loan not later than (i) noon Eastern time on the same Business Day as the Delayed Draw Term Loan if the Borrower requests that it be a Base Rate Loan and (ii) noon Eastern time on a day that is at least three (3) Business Days prior to the Delayed Draw Date if the Borrower requests that the Delayed Draw Term Loan be a LIBOR Rate Loan, of its intention to borrow the Delayed Draw Term Loan, specifying (A) the date of such borrowing, which shall be a Business Day and shall be designated in such Notice of Borrowing as a “Delayed Draw Date”, (B) whether the Delayed Draw Term Loan is to be LIBOR Rate Loan or Base Rate Loan, and (C) if it is to be a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after the time set forth herein shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the

Term Loan Lenders of such Notice of Borrowing. Not later than 1:00 p.m. Eastern time on the Delayed Draw Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Delayed Draw Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Delayed Draw Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
(k)    The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing with respect to the Fourth Amendment Term Loan not later than (i) noon Eastern time on the Fourth Amendment Term Loan Funding Date if the Borrower requests that the Fourth Amendment Term Loan be a Base Rate Loan and (ii) noon Eastern time on a day that is at least three (3) Business Days prior to the Fourth Amendment Term Loan Funding Date if the Borrower requests that the Fourth Amendment Term Loan be a LIBOR Rate Loan, of its intention to borrow the Fourth Amendment Term Loan, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing (which shall not exceed the amount of the Fourth Amendment Term Loan Commitment, as then in effect), (C) whether the Fourth Amendment Term Loan is to be LIBOR Rate Loan or Base Rate Loan, and (D) if it is to be a LIBOR Rate Loan, the duration of the first Interest Period applicable thereto. A Notice of Borrowing received after the time set forth herein shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Fourth Amendment Term Loan Lenders of such Notice of Borrowing. Not later than 1:00 p.m. Eastern time on the Fourth Amendment Term Loan Funding Date, each Fourth Amendment Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Fourth Amendment Term Loan to be made by such Fourth Amendment Term Loan Lender on the Fourth Amendment Term Loan Funding Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Fourth Amendment Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
SECTION 4.3    Repayment of Term Loans.
(f)    The Borrower shall repay the Existing Term Loan on the dates and in the installments specified in the table below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

PAYMENT DATE	PRINCIPAL INSTALLMENT ($)
March 21, 2015	An amount equal to 5% of the Term Loan Amount (i.e., $11,250,000)
March 21, 2016	An amount equal to the sum of (a) 10% of the Term Loan Amount plus (b) 10% of the Additional Term Loan Amount (i.e., $37,500,000 in the aggregate)
March 21, 2017	An amount equal to the sum of (a) 15% of the Term Loan Amount plus (b) 15% of the Additional Term Loan Amount (i.e., $56,250,000 in the aggregate)

If not sooner paid, the Existing Term Loan shall be paid in full, together with accrued interest thereon, on the Existing Term Loan Maturity Date. Notwithstanding anything herein (including Sections 5.4 and 5.6 hereof) to the contrary, the March 21, 2015 principal payment referred to above shall be ratably applied exclusively to the Existing Term Loans described in clause (a)(i) of the definition of “Existing Term Loan” and shall not be applied to any Additional Term Loan (and each Lender which is a holder of an Additional Term Loan hereby consents (i) to such non-ratable application and (ii) to any non-ratable application of optional prepayments of the Existing Term Loans made prior to March 21, 2015 resulting from application of such prepayments in order of maturity to the remaining principal installments of the Existing Term Loan outstanding at the time of such optional prepayment pursuant to Section 4.4.
(g)    The Borrower shall pay the outstanding principal balance of the Fourth Amendment Term Loan in full on the Fourth Amendment Term Loan Maturity Date.
SECTION 4.4    Optional Prepayments of Term Loans. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than noon Eastern time (i) on the same Business Day as each prepayment of a Base Rate Loan and (ii) at least three (3) Business Days before each prepayment of a LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $2,500,000 or any whole multiple of $500,000 in excess thereof. Optional prepayments of the Term Loans shall be applied as the Borrower may direct the Administrative Agent in writing (i) to the Existing Term Loan, (ii) to the Fourth Amendment Term Loan or (iii) to the Existing Term Loan and the Fourth Amendment Term Loan in such proportions as the Borrower may direct, in each case as the Borrower may direct to the remaining principal installments (including principal payments to be made on the maturity date thereof) of each of the Term Loans being prepaid. For the avoidance of doubt, voluntary prepayments of the Existing Term Loan shall be applied ratably to all then-outstanding Existing Term Loans, and all voluntary prepayments of the Fourth Amendment Term Loan shall be applied ratably to all then-outstanding Fourth Amendment Term Loans. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after noon Eastern time shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Prepayment.
SECTION 4.5    Permanent Reduction of Fourth Amendment Term Loan Commitment. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Fourth Amendment Term Loan Commitment at any time or (ii) portions of the Fourth Amendment Term Loan Commitment, from time to time, in an aggregate principal amount not less than $2,500,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Fourth Amendment Term Loan Commitment shall be applied to the Fourth Amendment Term Loan Commitment of each Fourth Amendment Term Loan Lender according to its percentage of the aggregate Fourth Amendment Term Loan Commitment.
ARTICLE V

GENERAL LOAN PROVISIONS
SECTION 5.1    Interest.
(l)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin or at such other rate to which the Borrower and the Swingline Lender may agree. The Borrower shall specify whether a Loan is to be a Base Rate Loan or a LIBOR Rate Loan and the Interest Period, if any, applicable to such Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Any Loan or any portion thereof which the Borrower has not duly specified to be a LIBOR Rate Loan as provided herein shall be deemed a Base Rate Loan.
(m)    Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), three (3), or six (6) months or one (1) week; provided that:
(i)    the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(ii)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(iii)    any Interest Period (other than a one-week Interest Period) with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(iv)    no Interest Period shall extend beyond the Revolving Credit Maturity Date, the Existing Term Loan Maturity Date or the Fourth Amendment Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the annual principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and
(v)    there shall be no more than eight (8) Interest Periods in effect at any time.
(n)    Default Rate. Subject to Section 12.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 12.1(a), (h) or (i), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, and (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document; provided that, notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default under Section 12.1(a) or (b), only the unpaid amount shall bear default interest. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(o)    Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2014; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period is greater than three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(p)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $2,500,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than noon Eastern time three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 5.3    Fees.
(c)    Commitment Fee. From the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders (other than any Defaulting Lender), a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin for the Commitment Fee on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee; provided, further, that such unused portion shall be determined after giving effect to increases or decreases in the amount of the Revolving Credit Commitment of all Revolving Credit Lenders. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2014 and ending on the Revolving Credit Maturity Date and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.
(d)    Ticking Fee. The Borrower shall pay to the Administrative Agent, for the account of the Fourth Amendment Term Loan Lenders (other than any Defaulting Lender), a non-refundable ticking fee (the “Ticking Fee”) at a rate per annum equal to the Applicable Margin for the Commitment Fee on the average daily unused portion of the Fourth Amendment Term Loan Commitments of the Fourth Amendment Term Loan Lenders (other than the Defaulting Lenders, if any) during the period commencing on the Fourth Amendment Effective Date and ending upon the earlier of the expiry or termination of the Fourth Amendment Term Loan Commitments. The Ticking Fee shall be payable in arrears on the earlier of the expiration, termination or reduction to zero of the Fourth Amendment Term Loan Commitments. The Ticking Fee shall be distributed by the Administrative Agent to the Fourth Amendment Term Loan Lenders (other than any Defaulting Lender) pro rata in accordance with such Fourth Amendment Term Loan Lenders’ respective percentages of the aggregate amount of the Fourth Amendment Term Loan Commitments.
(e)    Other Fees. The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4    Manner of Payment.
(a)    Sharing of Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including each Reimbursement Obligation) payable to the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. Eastern time on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment, in Dollars and in immediately available funds, and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. Eastern time on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. Eastern time shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its pro rata share of such payment in accordance with the amounts then due and payable to such Lenders (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 5.9, 5.10, 5.11 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b)    Defaulting Lenders. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.16(a)(ii).
SECTION 5.5    Evidence of Indebtedness.
(a)    Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 5.6    Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 5.9, 5.10, 5.11 or 14.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.15 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
SECTION 5.7    Obligations of Lenders.
(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage (determined, in the case of the Fourth Amendment Term Loan, by reference solely to the percentage of the aggregate Fourth Amendment Term Loan Commitment of such Lender) of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage (determined, in the case of the Fourth Amendment Term Loan, by reference solely to the percentage of the aggregate Fourth Amendment Term Loan Commitment of such

Lender) of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 5.8    Changed Circumstances.
(a)    Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, each such Loan shall automatically convert to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR.
(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.
SECTION 5.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the

Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
SECTION 5.10    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender, an Issuing Lender or any other Recipient setting forth the amount or amounts necessary to compensate such Lender, such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender, any Issuing Lender or any other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, any Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 5.11    Taxes.
(a)    Defined Terms. For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.10(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender,
(ii)    Without limiting the generality of the foregoing:
(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(a)    (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(b)    (2) executed originals of IRS Form W-8ECI;
(c)    (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(d)    (4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans outstanding under this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 5.12    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and in each case such Lender is not obligated to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(vi)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 14.10;
(vii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed drawings under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(viii)    in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;
(ix)    such assignment does not conflict with Applicable Law; and
(x)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee consents to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 5.13    Security. The Secured Obligations of the Borrower shall be secured as provided in the Security Documents.
SECTION 5.14    Incremental Commitments.
(a)    The Borrower may from time to time by written notice to the Administrative Agent elect to request incremental revolving credit commitments (the “Incremental Revolving Credit Commitments”) for the purpose of increasing the aggregate Revolving Credit Commitments;
provided that (1) the aggregate amount of all Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $100,000,000 and (2) the aggregate amount of each increase in the Revolving Credit Commitments pursuant to this section shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, a “New Lender”). Any Person offered or approached to provide all or a portion of any Incremental Revolving Credit Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment. Any Incremental Revolving Credit Commitment shall become effective as of the related Increased Amount Date; provided that:
(A)    no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Revolving Credit Commitments and (2) the making of any Loans or the issuance of any Letters of Credit pursuant thereto;
(B)    all Revolving Credit Loans made, and all reimbursement obligations in respect of Letters of Credit issued, pursuant to any Incremental Revolving Credit Commitments shall constitute Obligations of the Borrower, shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis and shall otherwise be subject to the same terms and conditions as other Revolving Credit Loans and Letters of Credit, respectively;
(C)    the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the New Lenders providing Incremental Revolving Credit Commitments) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the New Lenders providing Incremental Revolving Credit Commitments) agree to make all payments and adjustments necessary to effect such reallocation, and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment);
(D)    any New Lender with an Incremental Revolving Credit Commitment shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility, and any Extensions of Credit made in connection with each Incremental Revolving Credit Commitment shall receive proceeds of prepayments on the same basis as the other Extensions of Credit made hereunder;
(E)    Incremental Revolving Credit Commitments shall be effected pursuant to one or more joinder agreements (each a “Joinder Agreement”) executed and delivered by the Borrower, the Administrative Agent and the applicable New Lenders (which Joinder Agreement(s) shall be in form and substance reasonably satisfactory to the parties thereto and may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.14);
(F)    the Administrative Agent and the Lenders shall have received from the Borrower a certificate of the chief financial officer or treasurer of the Borrower demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Article X (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Revolving Credit Commitment and (y) the making of any Revolving Credit Loans pursuant thereto (with any Incremental Revolving Credit Commitment being deemed to be fully funded); and
(G)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing the borrowing of Revolving Credit Loans and the request of Letters of Credit pursuant to Incremental Revolving Credit Commitments) reasonably requested by the Administrative Agent in connection with any such transaction.
(b)    The New Lenders shall be included in any determination of the Required Lenders and the New Lenders will not constitute a separate voting class or separate tranche of Loans for any purposes under this Agreement.
(c)    On any Increased Amount Date on which any Incremental Revolving Credit Commitment becomes effective, subject to the foregoing terms and conditions, each New Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.
(d)    The parties acknowledge and agree that the $50,000,000 of incremental Revolving Credit Commitments made available to the Borrower pursuant to the Second Amendment constitutes a utilization of the incremental availability contemplated by this Section 5.14 such that, after giving effect to that utilization, the aggregate amount of Incremental Revolving Credit Commitments remaining which may be sought or obtained pursuant to this Section 5.14 after the Second Amendment Effective Date is $50,000,000.
(e)    The parties acknowledge and agree that the $50,000,000 of Incremental Revolving Credit Commitments made available to the Borrower pursuant to the Third Amendment constitutes a utilization of the incremental availability contemplated by this Section 5.14 such that, after giving effect to that utilization, the aggregate amount of Incremental Revolving Credit Commitments remaining which may be sought or obtained pursuant to this Section 5.14 after the Third Amendment Effective Date is $0.
SECTION 5.15    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)    Grant of Security Interest. The Borrower and, to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grant to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender's obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash

Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.15 or Section 5.16 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable, that there exists excess Cash Collateral; provided that, subject to Section 5.16, the Person providing Cash Collateral, such Issuing Lender and the Swingline Lender, as applicable, may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
SECTION 5.16    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.2.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 14.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders' and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.15; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 5.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(E)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(F)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.15.
(G)    With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender's or Swingline Lender's Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender's Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.3 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders' Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders' Fronting Exposure in accordance with the procedures set forth in Section 5.15.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING
SECTION 6.1    Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:
(h)    Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Lender requesting a Term Loan Note, a Swingline Note in favor of the Swingline Lender (if requested thereby) the Security Documents and the Subsidiary Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.
(i)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(iv)    Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that all representations and warranties of such Person contained in this Agreement and the other Loan Documents are true, correct and complete; that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.
(v)    Certificate of Secretary of each Credit Party. A certificate of the secretary or an assistant secretary of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).
(vi)    Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(vii)    Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request.
(viii)    Tax Forms. Copies of the United States Internal Revenue Service forms required by Section 5.11(g).
(j)    Personal Property Collateral.
(i)    Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.
(ii)    Pledged Collateral. The Administrative Agent shall have received (A) except as provided in Section 9.13(b), original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.
(iii)    Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of each such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).
(iv)    Hazard and Liability Insurance. The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (naming the Administrative Agent as loss payee on all certificates for property hazard insurance and as additional insured on all certificates for liability insurance), and, if requested by the Administrative Agent, copies (certified by a Responsible Officer of the Borrower) of insurance policies in form and substance reasonably satisfactory to the Administrative Agent.
(k)    Reserved.
(l)    Consents; Defaults.
(xi)    Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined to be advisable in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby.
(xii)    No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(m)    Financial Matters.
(ii)    Financial Statements. The Administrative Agent and Arrangers shall have received the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 28, 2013 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended.
(iii)    Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower of income statements, which shall not be inconsistent with information provided to the Arrangers prior to the delivery of the Commitment Letter.
(iv)    Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that the Borrower and its subsidiaries, taken as a whole, are Solvent.
(v)    Payment at Closing. The Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges, including expenses for which reasonably detailed invoices have been presented to Borrower at least one Business Day before the Closing Date, in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(n)    Miscellaneous.
(i)    Notice of Borrowing. The Administrative Agent shall have received one or more Notices of Borrowing from the Borrower in accordance with Section 2.3(a) and Section 4.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(ii)    Existing Indebtedness, Etc. All existing Indebtedness of the Borrower and its Subsidiaries (including Indebtedness under the Existing Note but other than Indebtedness permitted pursuant to Section 11.1) shall be repaid in full and terminated, all commitments under the Existing Note shall be terminated and all collateral security therefor, if any, shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.
(iii)    Agreements with Safeway. The Administrative Agent shall have received evidence satisfactory to it of the termination of (A) the Cash Management and Treasury Services Agreement dated as of April 4, 2013 between the Borrower and Safeway and (B) the promissory note executed by Safeway in favor of the Borrower pursuant to that agreement.
(iv)    Patriot Act. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(v)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement, including an updated Investment Policy.
SECTION 6.2    Conditions to Fourth Amendment Term Loans. The obligations of the Fourth Amendment Term Loan Lenders to make the Fourth Amendment Term Loan are subject to the satisfaction of the following conditions precedent on or prior to the Fourth Amendment Term Loan Funding Date:
(f)    the Fourth Amendment Effective Date shall have occurred;
(g)    the Administrative Agent (or its counsel) shall have received, for the benefit of each Lender requesting the same at least three (3) Business Days prior to the Fourth Amendment Term Loan Funding Date, a Term Loan Note reflecting the principal amount of its Fourth Amendment Term Loan;
(h)    the Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Borrower dated the Fourth Amendment Term Loan Funding Date, (i) certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) are satisfied with respect to the Extensions of Credit to occur on the Fourth Amendment Term Loan Funding Date, (ii) certifying that the conditions set forth in Section 6.2(f) and Section 6.2(g) have been satisfied (and including such details as the Administrative Agent may reasonably request to confirm such certification with respect to Section 6.2(g)) and (iii) demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Article X (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) both before and after giving effect (on a Pro Forma Basis) to the making of the Fourth Amendment Term Loans on the Fourth Amendment Term Loan Funding Date and computing Consolidated EBITDA in the same manner as it is computed for purposes of the adjustment of the Applicable Margin as of the Fourth Amendment Term Loan Funding Date;
(i)    the Administrative Agent shall have received evidence satisfactory to it that, substantially concurrently with the making of the Fourth Amendment Term Loans, the Borrower is paying all accrued Ticking Fees payable pursuant to Section 5.3(b);
(j)    the Administrative Agent and the Arrangers shall have received all fees and other amounts required to be paid on or before the Fourth Amendment Term Loan Funding Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the Fourth Amendment Term Loan Funding Date;
(k)    no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or any of the other Loan Documents;
(l)    the Acquisition Condition shall have been satisfied; and
(m)    the Administrative Agent (or its counsel) shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably require.
SECTION 6.3    Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or the Issuing Lenders to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(c)    Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.
(d)    No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.
(e)    Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 4.2 or Section 5.2, as applicable.
(f)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.3, that:
SECTION 7.1    Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.
SECTION 7.2    Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each Credit Party and its Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2.
SECTION 7.3    Authorization; Enforceability. Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.
SECTION 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (A) filings under the UCC and (B) filings with the United States Copyright Office and/or the United States Patent and Trademark Office.
SECTION 7.5    Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case described in clause (i), (ii) or (iii) above where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.6    Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Subsidiary). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof, except for those listed in Schedule 7.6. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (i) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Subsidiary and (ii) Permitted Liens). The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.
SECTION 7.7    Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business.

No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.8    Environmental Matters.
(e)    The properties now owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain, and the properties formerly owned, leased or operated by each Credit Party and each Subsidiary thereof, to their knowledge, do not contain, any Hazardous Materials in amounts or concentrations which (A) constitute a material violation of applicable Environmental Laws or (B) could reasonably be expected to give rise to material liability under applicable Environmental Laws;
(f)    Each Credit Party and each Subsidiary thereof and the properties owned, leased or operated thereby and all operations conducted in connection therewith are in material compliance with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties or materially impair the fair saleable value thereof;
(g)    No Credit Party nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or noncompliance with Environmental Laws, nor does any Credit Party or any Subsidiary thereof have knowledge that any such notice will be received or is being threatened;
(h)    Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in material violation of, or in a manner or to a location which could reasonably be expected to give rise to material liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could reasonably be expected to give rise to material liability under, any applicable Environmental Laws;
(i)    No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary thereof or such properties or such operations; and
(j)    There has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 7.9    Employee Benefit Matters.
(k)    As of the Closing Date, no Credit Party maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.9;
(l)    Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired or, in the event no determination has been sought, the Employee Benefit Plan is so qualified and no facts or circumstances have occurred that could be reasonably expected to jeopardize such qualified status. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;
(m)    As of the Closing Date, except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;
(n)    Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;
(o)    No Termination Event has occurred or is reasonably expected to occur;
(p)    Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best of the knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.
(q)    Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and in compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan, and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.
SECTION 7.10    Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

SECTION 7.11    Government Regulation. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.
SECTION 7.12    Material Contracts. Schedule 7.12 sets forth a complete and accurate list of all Material Contracts of each Credit Party and each Subsidiary thereof in effect as of the Closing Date. Other than as set forth in Schedule 7.12, each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, each Credit Party and each Subsidiary thereof has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 7.12 or any other Schedule hereto. No Credit Party nor any Subsidiary thereof (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.
SECTION 7.13    Employee Relations. No Credit Party or any Subsidiary thereof is party to any collective bargaining agreement or has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13. The Borrower knows of no pending, threatened or contemplated strikes, work stoppages or other collective labor disputes involving its employees or those of its Subsidiaries.
SECTION 7.14    Burdensome Provisions. No Credit Party nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Credit Parties and their respective Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.
SECTION 7.15    Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(f)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The projections delivered pursuant to Section 6.1(f)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year-end closing and audit adjustments.
SECTION 7.16    No Material Adverse Change. Since December 28, 2013, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.
SECTION 7.17    Solvency. The Borrower is and the Credit Parties, on a Consolidated basis, are Solvent.
SECTION 7.18    Titles to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.
SECTION 7.19    Insurance. The properties of each Credit Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies not Affiliates of the Credit Parties and their Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the Credit Parties and their Subsidiaries operate.
SECTION 7.20    Liens. None of the properties and assets of any Credit party or any Subsidiary thereof is subject to any Lien, except Permitted Liens. No Credit Party or any Subsidiary thereof has signed any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect those Permitted Liens.
SECTION 7.21    Indebtedness and Guaranty Obligations. Schedule 7.21 is a complete and correct listing of all Indebtedness and Guaranty Obligations of the Credit Parties and their respective Subsidiaries as of the Closing Date in excess of $1,000,000. The Credit Parties and their respective Subsidiaries have performed and are in compliance with all of the material terms of such Indebtedness and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute a default or event of default, on the part of any of the Credit Parties or any of their respective Subsidiaries exists with respect to any such Indebtedness or Guaranty Obligation.
SECTION 7.22    Litigation. Except as set forth on Schedule 7.22, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) has had or could reasonably be expected to have a Material Adverse Effect, or (ii) materially adversely affects any transaction contemplated hereby.
SECTION 7.23    Absence of Defaults. No event has occurred and is continuing (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefore that, in any case under this clause (ii), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 7.24    Anti-Terrorism; Anti-Money Laundering. No Credit Party nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Extension of Credit hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any Issuing Lender or the Swingline Lender) of any Anti-Terrorism Laws or Anti-Corruption Laws.
SECTION 7.25    Disclosure. The Borrower and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time. The Borrower maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective Related Parties with Anti-Corruption Laws and Anti-Terrorism Laws.
SECTION 7.26    Security Documents. The Liens granted by the Security Documents constitute valid perfected first priority Liens on the properties and assets covered by the Security Documents, to the extent required by the Security Documents and subject to no prior or equal Lien except those Liens permitted by Section 11.2.
ARTICLE VIII

FINANCIAL INFORMATION AND NOTICES
Until all the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Borrower will, and will cause each other Credit Party to, furnish or cause to be furnished to the Administrative Agent at the Administrative Agent’s Office at the address set forth in Section 14.1 or such other office as may be designated by the Administrative Agent from time to time:
SECTION 8.1    Financial Statements and Projections.
(g)    Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of each of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 22, 2014, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.
(h)    Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the fiscal year ended January 3, 2015), an audited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to going concern, with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

(i)    Annual Business Plan and Financial Projections. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, calculations demonstrating projected compliance with the financial covenants set forth in Article IX and a report containing management’s discussion and analysis of such projections, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such period.
SECTION 8.2    Officer’s Compliance Certificate. At each time financial statements are delivered pursuant to Sections 8.1(a) or (b), an Officer’s Compliance Certificate.
SECTION 8.3    Other Reports.
(b)    Promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;
(c)    Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer”, Bank Secrecy Act and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and
(d)    Such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.
SECTION 8.4    Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) Business Days after any Responsible Officer of any Credit Party obtains knowledge thereof) telephonic and written notice of:
(c)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses that if adversely determined could reasonably be expected to have a Material Adverse Effect;
(d)    any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;
(e)    any labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against any Credit Party or any Subsidiary thereof;
(f)    any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;
(g)    (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

(h)    (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Credit Party or ERISA Affiliate obtaining knowledge that any Credit Party or ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and
(i)    copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.
Documents required to be delivered pursuant to this Article may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 14.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
SECTION 8.5    Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.25.

ARTICLE IX

AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, the Borrower will, and will cause each of its Subsidiaries to:
SECTION 9.1    Preservation of Corporate Existence and Related Matters. Except as permitted by Section 11.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.
SECTION 9.2    Maintenance of Property and Licenses.
(e)    In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.
(f)    Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.3    Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance).
SECTION 9.4    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
SECTION 9.5    Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Subsidiary) and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.6    Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.7    Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply with, and ensure compliance by all tenants and subtenants (if any) with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.8    Compliance with ERISA. In addition to and without limiting the generality of Section 9.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.
SECTION 9.9    Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours (and, during the continuance of an Event of Default, at the Borrower’s expense) to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.
SECTION 9.10    Additional Subsidiaries.
(f)    Additional Domestic Subsidiaries. Notify the Administrative Agent of the creation or acquisition of any Material Domestic Subsidiary and promptly thereafter (and in any event within thirty (30) days (or such greater number of days to which the Administrative Amount may agree) after such creation or acquisition), cause such Person (other than an Excluded Domestic Subsidiary) to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (iii) deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, with respect to the Parago Acquisition, the reference above to “within thirty (30) days (or such greater number of days to which the Administrative Amount may agree)” shall be deemed to be a reference to “within five (5) Business Days (or such greater number of days to which the Administrative Amount may agree).”
(g)    Additional Foreign Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a first-tier Material Foreign Subsidiary of the Borrower, and promptly thereafter (and in any event within forty-five (45) days after notification), at the request of the Administrative Agent, cause (i) the Borrower or the applicable Subsidiary to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of any such new first tier Foreign Subsidiary (or, solely in the case of a Foreign Subsidiary required to become a Subsidiary Guarantor pursuant to clause (ii) below, one hundred percent (100%) of the Capital Stock of any such new first tier Foreign

Subsidiary) and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose (provided this clause (ii) shall not be applicable with respect to any Material Foreign Subsidiary for so long as such guaranty would have material adverse tax consequences for the Borrower or any other Credit Party or would result in a violation of Applicable Laws), (iii) such Person to deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent (it being understood that no first-tier Material Foreign Subsidiary shall be required to execute the Collateral Agreement as a “Grantor” unless it is also required to become a Subsidiary Guarantor pursuant to the foregoing clause (ii) and, in any event, shall not be required to deliver foreign law security documentation except as requested by the Required Lenders), (iv) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (v) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Solely for purposes of this Section 9.10(b) and the definition of “Subsidiary Guarantors”, (i) an Excluded Domestic Subsidiary which is a Material Domestic Subsidiary shall be deemed to be a first-tier Material Foreign Subsidiary and (ii) a Material Foreign Subsidiary the Capital Stock of which is owned by an Excluded Domestic Subsidiary shall not be deemed to be a first-tier Material Foreign Subsidiary. Notwithstanding the foregoing, with respect to the Parago Acquisition, the reference above to “within forty-five (45) days” shall be deemed to be a reference to “within ten (10) Business Days (or such greater number of days to which the Administrative Amount may agree)”. The documentation which such Person may be required to deliver pursuant to clause (iii) above (and which shall be an alternative to the documentation required to be delivered pursuant to clause (i) above) shall include, with respect to uncertificated Capital Stock of a Foreign Subsidiary, such executed foreign law pledge documentation as the Administrative Agent shall reasonably request (it being understood that, where customary under the applicable foreign law, such pledge documentation may incorporate the concept of “parallel debt” to facilitate the granting of a foreign law Lien upon such Capital Stock). Such pledge documentation and parallel debt shall be permitted hereby, and Wells Fargo shall be authorized to enter into such documentation and to make customary parallel debt acknowledgments on behalf of the Lenders thereunder and, in doing so, shall be entitled to the protections and indemnification of the Administrative Agent hereunder.
SECTION 9.11    Use of Proceeds. Use the proceeds of the Extensions of Credit only (a) for the refinancing of the Existing Note, (b) for working capital and general corporate purposes of the Borrower and its Subsidiaries and (c) in a manner consistent with the final sentence of Section 7.24.
SECTION 9.12    Further Assurances. Maintain the security interest created by the Security Documents as a perfected security interest having at least the priority described in Section 4.1 of the Collateral Agreement, subject to the rights of the Credit Parties to dispose of the Collateral pursuant to the Loan Documents; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Administrative Agent, for the ratable benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.
SECTION 9.13    Post-Closing Covenants. As promptly as practicable, but in any event within the respective time periods referred to below, the Borrower shall:
(a)    deliver to the Administrative Agent a tax-status certificate of the relevant taxing authorities of the State of Arizona within sixty (60) days after the Closing Date (or such longer period of time at the Administrative Agent’s discretion); and

(b)    deliver to the Administrative Agent original stock certificates (or certificates that are the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing Capital Stock comprising sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of each first tier Material Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, within thirty (30) days after the Closing Date (or such longer period of time at the Administrative Agent’s discretion).
ARTICLE X

FINANCIAL COVENANTS
Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, the Borrower will not:
SECTION 10.1    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be greater than (a) 3.50 to 1.00 as of the last day of any fiscal quarter ending on or prior to the last day of the Borrower’s fourth fiscal quarter in its fiscal year 2015, (b) 3.25 to 1.00 as of the last day of the Borrower’s first fiscal quarter in its fiscal year 2016 or the last day of the Borrower’s second fiscal quarter in its fiscal year 2016 or (c) 3.00 to 1.00 as of the last day of the Borrower’s third fiscal quarter in its fiscal year 2016 or the last day of any subsequent fiscal quarter of the Borrower; provided, that if the Acquisition Condition is satisfied, then from and after the date of such satisfaction, in lieu of the foregoing, the Borrower will not permit the Consolidated Total Leverage Ratio to be greater than (a) 3.50 to 1.00 as of the last day of any fiscal quarter ending on or prior to the last day of the Borrower’s second fiscal quarter in its fiscal year 2016, (b) 3.25 to 1.00 as of the last day of the Borrower’s third fiscal quarter in its fiscal year 2016 or the last day of the Borrower’s fourth fiscal quarter in its fiscal year 2016 or (c) 3.00 to 1.00 as of the last day of the Borrower’s first fiscal quarter in its fiscal year 2017 or the last day of any subsequent fiscal quarter of the Borrower.
SECTION 10.2    Interest Coverage Ratio. As of the last day of any fiscal quarter ending on any date after the Closing Date, permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on such date to be less than 3.50 to 1.00.
SECTION 10.3    Minimum Consolidated Net Worth. As of any date after the Fourth Amendment Effective Date, permit the Consolidated Net Worth to be less than the sum of (a) $514,911,750 plus (b) 50% of Consolidated Net Income, if positive, for each fiscal quarter ending after September 12, 2015 plus (c) 50% of the Net Cash Proceeds received by the Borrower or its Subsidiaries after the Fourth Amendment Effective Date from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than the issuance to the Borrower or a Wholly-Owned Subsidiary), including the principal amount of any debt securities of the Borrower or any Subsidiary which are converted into such Capital Stock.
ARTICLE XI

NEGATIVE COVENANTS
Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, the Borrower will not, and will not permit any of its Subsidiaries to:
SECTION 11.1    Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:
(j)    the Obligations;

(k)    Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;
(l)    Indebtedness existing on the Closing Date and not otherwise permitted under this Section and listed on Schedule 7.21;
(m)    Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed $30,000,000 at any time outstanding;
(n)    Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 11.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding;
(o)    Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (e) of this Section;
(p)    unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Guarantor Subsidiary to any Credit Party in an aggregate principal amount not to exceed $5,000,000 at any time outstanding (provided that any Indebtedness owed by such Non-Guarantor Subsidiary to any Credit Party pursuant to this clause (ii) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents), (iii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided, that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent) and (iv) owed by any Non‑Guarantor Subsidiary to any other Non‑Guarantor Subsidiary;
(q)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(r)    Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; and
(s)    other unsecured Indebtedness; provided that, (i) after giving effect to the incurrence thereof, the Borrower shall be in pro forma compliance with Section 10.1 (it being understood, for the avoidance of doubt, that the financial covenant set forth in Section 10.1 shall be calculated on a Pro Forma Basis) and (ii) any such Indebtedness individually in excess of $100,000,000 shall have a final maturity date after the date that is six months after the Existing Term Loan Maturity Date; provided, however, that the aggregate principal amount of such unsecured Indebtedness which is incurred by Subsidiaries which are not Subsidiary Guarantors shall at no time exceed $10,000,000.
SECTION 11.2    Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(c)    Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);
(d)    Liens in existence on the Closing Date and described on Schedule 11.2, including Liens incurred in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 11.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 11.2); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date;
(e)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(f)    (i) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (A) which are not overdue for a period of more than thirty (30) days or (B) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;
(g)    Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;
(h)    Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;
(i)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(j)    Liens securing Indebtedness permitted under Section 11.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;
(k)    Liens on tangible property or tangible assets (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens (1) are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (2) are applicable only to specific tangible property or tangible assets, (3) are not “blanket” or all asset Liens and (4) do not attach to any other property or assets of the Borrower or any of its Subsidiaries and (B) the Indebtedness secured by such Liens is permitted under Section 11.1(e) of this Agreement);
(l)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of any Borrower or any Subsidiary thereof;

(m)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers to the extent limited to the property or assets relating to such contract;
(n)    any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries;
(o)    Liens securing judgments for the payment of money and not constituting an Event of Default under Section 12.1(l);
(p)    Liens upon cash deposits at no time aggregating in excess of $50,000,000, in favor of content providers securing settlement obligations that arise in the ordinary course of business;
(q)    Liens of any financial institution in connection with statutory, common law or contractual rights of setoff and recoupment with respect to any investment account of the Borrower or any Subsidiary thereof to the extent arising in the ordinary course of business on terms customary for such investment accounts; and
(r)    Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness in the aggregate amount not to exceed $10,000,000 at any time outstanding.
SECTION 11.3    Limitations on Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all of the business or assets of any other Person, a portion of the business or assets constituting a business unit of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:
(a)    (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 11.3, (iii) Investments made after the Closing Date in Subsidiary Guarantors and (iv) Investments made after the Closing Date in Subsidiaries that are not Subsidiary Guarantors, provided that such Investments shall not exceed $15,000,000 in the aggregate in any Fiscal Year;
(b)    Investments in cash and Cash Equivalents;
(c)    Investments by the Borrower or any of its Subsidiaries in the form of capital expenditures;
(d)    deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 11.2;
(e)    Investments constituting Indebtedness permitted pursuant to Section 11.1;
(f)    Investments by the Borrower or any Subsidiary thereof in the form of a Permitted Acquisition;
(g)    advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(h)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(i)    to the extent constituting Investments, Investments in Convertible Bond Hedge Transactions, Capped Call Transactions and Warrant Transactions; and
(j)    other additional Investments not otherwise permitted pursuant to this Section not exceeding $50,000,000 in the aggregate in any Fiscal Year.
For purposes of determining the amount of any Investment outstanding for purposes of this Section 11.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
SECTION 11.4    Limitations on Fundamental Changes. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:
(k)    (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.10 in connection therewith);
(l)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(m)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(n)    (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(o)    dispositions permitted by Section 11.5;
(p)    any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition, provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 9.10 in connection therewith); and

(q)    any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.
SECTION 11.5    Limitations on Asset Dispositions. Make any Asset Disposition (including, without limitation, the sale of any receivables and leasehold interests) except:
(r)    the sale of inventory in the ordinary course of business;
(s)    the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;
(t)    the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to Section 11.4 (b) and any other transaction permitted pursuant to Section 11.4;
(u)    the Borrower or any Subsidiary may write-off, discount, sell or otherwise dispose of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;
(v)    dispositions of Investments in cash and Cash Equivalents;
(w)    (i) any Subsidiary Guarantor may transfer assets to the Borrower or any other Subsidiary Guarantor, (ii) the Borrower may transfer assets to any Subsidiary Guarantor, (iii) any Non-Guarantor Subsidiary may transfer assets to the Borrower or any Subsidiary Guarantor (provided that, in connection with any such transfer, the Borrower or such Subsidiary Guarantor shall not pay more than an amount equal to the fair market value of such assets as determined at the time of such transfer) and (iv) any Non-Guarantor Subsidiary may transfer assets to any other Non-Guarantor Subsidiary;
(x)    non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries or (ii) exclusive licenses and sublicenses of intellectual property rights granted in the ordinary course of business consistent with past practice or (iii) exclusive licenses and sublicenses and assignments of intellectual property rights granted or made in the exercise of the Borrower’s reasonable business judgment, where such exclusive license or assignment is not reasonably expected to have a Material Adverse Effect;
(y)    leases, subleases, licenses or sublicenses of real or personal property granted by any Borrower or any of its Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;
(z)    dispositions in connection with Insurance and Condemnation Events; and
(aa)    additional Asset Dispositions not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $5,000,000 in any calendar year.
SECTION 11.6    Limitations on Restricted Payments. (a) Declare or pay any dividend on, or make any payment or other distribution on account of, or issue, purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Subsidiary thereof (but excluding payments in cash in lieu of fractional shares), (b) make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Subsidiary thereof or (c) make any payment in cash to holders of Convertible Bond Indebtedness (excluding any required payment of interest with respect to such Convertible Bond Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) in excess of the principal (or notional) amount thereof (all of the foregoing, the “Restricted Payments”) provided that:
(xiii)    the Borrower or any Subsidiary thereof may pay dividends in shares of its own Qualified Capital Stock;
(xiv)    any Subsidiary of the Borrower may pay dividends or make distributions to the Borrower or any Subsidiary Guarantor or ratably to all holders of its outstanding Qualified Capital Stock;
(xv)    (A) Non-Guarantor Subsidiaries that are Domestic Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Domestic Subsidiaries and (B) Non-Guarantor Subsidiaries that are Foreign Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Foreign Subsidiaries;
(xvi)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments not otherwise permitted under this Section 11.6; provided that if at any time, the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 8.1(a) or (b), calculated on a Pro Forma Basis (as if such Restricted Payment had been made and any related Indebtedness incurred on such day), is (A) greater than 2.25 to 1.00 but less than or equal to 3.00 to 1.00, then the Borrower may not make any Restricted Payment which, when added to all other Restricted Payments made in reliance upon this Section 11.6(iv) in any calendar year, exceeds $40,000,000 in such calendar year or (B) greater than 3.0 to 1.00, then the Borrower may not make any Restricted Payment which, when added to all other Restricted Payments made in reliance upon this Section 11.6(iv) in any calendar year, exceeds $20,000,000 in such calendar year; and
(xvii)    the Borrower may make payments in cash otherwise prohibited by clause (c) above to holders of Convertible Bond Indebtedness if and to the extent that such cash payment arises from the conversion of such Convertible Bond Indebtedness by the holder thereof and such conversion triggers or corresponds to an exercise or early unwind or settlement of a corresponding portion of a Convertible Bond Hedge Transaction and/or Capped Call Transaction relating to such Convertible Bond Indebtedness substantially concurrently with (or a commercially reasonable period of time prior to or after) the payment to such holders of Convertible Bond Indebtedness.
SECTION 11.7    Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of the Borrower (including Safeway) or any of its Subsidiaries other than:
(xviii)    transactions permitted by Sections 11.1, 11.3, 11.4, 11.5, 11.6 and 11.13;
(xix)    transactions existing on the Closing Date and described on Schedule 11.7;
(xx)    other transactions in the ordinary course of business on terms as favorable as would be obtained by it in a comparable arm’s‑length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Borrower;
(xxi)    employment and severance arrangements (including stock option plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and
(xxii)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.

For the avoidance of doubt, notwithstanding anything herein to the contrary, commercial agreements existing on the Closing Date by and among the Borrower, any of its Subsidiaries and Safeway shall be considered to be arm’s-length and shall be permitted under this Agreement. Notwithstanding the foregoing, in no event shall the Borrower (or shall the Borrower permit any of its Subsidiaries to) make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property to, or enter into any cash management arrangements with, Safeway; provided, however, that the foregoing shall not prohibit ordinary course, arm’s-length short term advances or loans to Safeway consistent with such advances or loans to other third party distribution partners.

SECTION 11.8    Certain Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) or amend, modify or change any of its Material Contracts, in each case in any manner which would materially and adversely affect the rights or interests of the Lenders.
SECTION 11.9    Limitation on Payments and Modifications of Subordinated Indebtedness. Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.
SECTION 11.10    No Further Negative Pledges; Restrictive Agreements.
(c)    Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 11.1(d); provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith, (iii) restrictions contained in the organizational documents of any Credit Party as of the Closing Date and (iv) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).
(d)    Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor, (iii) make loans or advances to the Borrower or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (v) act as a Subsidiary Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 11.1(d) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 11.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 11.11    Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.
SECTION 11.12    Sale Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease.
SECTION 11.13    Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except (a) as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 11.4 or 11.5 or (b) so long as such Domestic Subsidiary continues to be a Subsidiary Guarantor.
ARTICLE XII

DEFAULT AND REMEDIES
SECTION 12.1    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:
(s)    Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(t)    Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of (i) interest on any Loan or Reimbursement Obligation, or any fee described in Section 5.3, and in either case such default shall continue for a period of three (3) Business Days or (ii) any other Obligation, and such default shall continue for a period of ten (10) Business Days.
(u)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to a materiality or Material Adverse Effect qualification, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to a materiality or Material Adverse Effect qualification, shall be incorrect or misleading in any material respect when made or deemed made.
(v)    Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Section 8.1, 8.2 or 8.4(e)(i) or Article X or XI.
(w)    Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (except as otherwise provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof.

(x)    Indebtedness Cross‑Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired); provided that this clause (f) shall not apply to any redemption, settlement, conversion (or satisfaction of a condition permitting holders of Convertible Bond Indebtedness to convert), required repurchase (or satisfaction of a condition permitting holders of Convertible Bond Indebtedness to require the repurchase) or offer to repurchase of Convertible Bond Indebtedness in accordance with its terms and the satisfaction by the Borrower or any Subsidiary Guarantor of its obligations in connection therewith (other than, in either case, as a result of a default by the Borrower or any Subsidiary Guarantor thereunder or an event of the type that constitutes an Event of Default); or.
(y)    Change in Control. Any Change in Control shall occur.
(z)    Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(aa)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
(bb)    Failure of Agreements. Any material provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any material part of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(cc)    Termination Event. The occurrence of any of the following events: (i) any Credit Party or ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Credit Party or ERISA Affiliate is required to pay thereunder, and such failure could reasonably be expected to have a Material Adverse Effect, or (ii) a Termination Event.
(dd)    Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders to exceed the Threshold Amount (determined giving effect to the actual amounts of insurance recoveries, offsets and contributions received and amounts thereof not yet received but which an insurer rated at least

“A” by A.M. Best Company has acknowledged in writing its obligation to pay) shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.
SECTION 12.2    Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:
(k)    Acceleration; Termination.
(i)    Terminate the Commitments and/or declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and/or terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding; and
(ii)    exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.
(l)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(m)    Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
SECTION 12.3    Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 12.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 12.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XIII for itself and its Affiliates as if a “Lender” party hereto.
SECTION 12.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(c)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 5.3 and 14.3) allowed in such judicial proceeding; and

(d)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 14.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE XIII

THE ADMINISTRATIVE AGENT
SECTION 13.1    Appointment and Authority. Each of the Lenders and the Issuing Lenders hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XIII and XIV (including Section 14.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 13.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 13.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(bb)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(cc)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(dd)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.2 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 13.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 13.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and

any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent.
SECTION 13.6    Resignation of Administrative Agent.
(h)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(i)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(j)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 14.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(k)    Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 13.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 13.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or an Issuing Lender hereunder.
SECTION 13.9    Collateral and Guaranty Matters.
(c)    Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,
(iii)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 14.2;
(iv)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and
(v)    to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 13.9. In each case as specified in this Section 13.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 13.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 11.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
SECTION 13.10    Release of Liens and Guarantees of Subsidiaries. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower or any other Credit Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder), then the Administrative Agent, at the request and sole expense of the Borrower or such other Credit Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable for the release of the Liens created by any of the Security Documents on such Collateral. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 11.5, the Liens created by any of the Security Documents on such property shall be automatically released (without need for further action by any person). At the request and sole expense of the Borrower, a Subsidiary that is a Credit Party shall be released from all its obligations under this Agreement and under all other Loan Documents in the event that all or a majority of the Capital Stock of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement (including by way of merger or consolidation), and the Administrative Agent and the collateral agent, at the request and sole expense of the Borrower, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable to evidence or confirm the foregoing.
SECTION 13.11    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 12.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE XIV

MISCELLANEOUS
SECTION 14.1    Notices.
(r)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
If to the Borrower:    Blackhawk Network Holdings, Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588
Attention of: Chief Financial Officer
Telephone No.: 925-226-9278
Telecopy No.: 925-226-9083
E‑mail: jerry.ulrich@bhnetwork.com

With copies to:    Blackhawk Network Holdings, Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588
Attention of: General Counsel
Telephone No.: 925-226-9103
Telecopy No.: 925-226-9743
E‑mail: david.durant@bhnetwork.com

and

Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street, Suite 2800
Los Angeles, CA 90017-5406
Attention of: Robert V. Slattery Jr. and JiJi Park
Telephone Nos.: 213-488-7235 and 213-488-7588
Telecopy No.: 213-629-1033
E-mail: robert.slattery@pillsburylaw.com and
jiji.park@pillsburylaw.com
Webpage: www.pillsburylaw.com

If to Wells Fargo as
Administrative Agent:    Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 427-6045
Email: agencyservices.requests@wellsfargo.com

With copies to:     Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601-9703
Attention of: Gregory S. Murray
Telephone No.: (312) 558-5669
Telecopy No.: (312) 558-5700
E‑mail: gmurray@winston.com
Webpage: www.winston.com

If to any Lender:    To the address set forth on the Register
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(s)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(t)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(u)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 14.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:
(ee)    increase the Revolving Credit Commitment of any Revolving Credit Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender, in any case, without the written consent of such Revolving Credit Lender;
(ff)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitment hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(gg)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(hh)    change Section 5.6 or Section 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(ii)    except as otherwise permitted by this Section 14.2 change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or
(jj)    consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 11.4), in each case, without the written consent of each Lender; or

(kk)    release (i) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising substantially all of the credit support for the Obligations, in any case, from any Subsidiary Guaranty Agreement (other than as authorized in Section 13.9), without the written consent of each Lender; or
(ll)    release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (1) the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender holding Loans or Commitments of a particular Class, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 14.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.14 (including, without limitation, as applicable, (1) to permit any Loans made and Letters of Credit issued under Incremental Revolving Credit Commitments to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Revolving Credit Commitments and Extensions of Credit thereunder, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.
SECTION 14.3    Expenses; Indemnity.
(e)    Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(f)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 14.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(g)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.
(h)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(i)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.
SECTION 14.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 12.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section, if at any time any Lender, any Issuing Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Credit Party into which Medicare or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
SECTION 14.5    Governing Law; Jurisdiction, Etc.
(l)    Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of New York, without reference to the conflicts or choice of law principles thereof (other than New York General Obligations Law Section 5-1401).
(m)    Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any

Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.
(n)    Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(o)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 14.6    Waiver of Jury Trial.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 14.7    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
SECTION 14.8    Injunctive Relief; Punitive Damages.
(d)    The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
(e)    The Administrative Agent, the Lenders and the Borrower (on behalf of itself and the other Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially (provided, however, that the foregoing shall not limit the obligations of the Borrower under Section 14.3(b) with respect to claims made by third parties against an Indemnitee.)
SECTION 14.9    Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 14.10    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have given its consent to any such assignment ten (10) Business Days after the date written notice thereof has been delivered to the Borrower by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower by such tenth (10th) Business Day;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment ten (10) Business Days after the date written notice thereof has been delivered to the Borrower by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower by such tenth (10th) Business Day;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loan Facility to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consents of the Issuing Lenders and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, Issuing Lenders, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 14.2 that directly affects such Participant and could not be effected by a vote of the Required Lenders only. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.8, 5.9, 5.10 and 5.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.6 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 5.9, 5.10 and 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 5.10 or 5.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 5.11(g) and 5.12 as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 14.11    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any nationally recognized rating agency in connection with rating the Borrower or any of its Subsidiaries or the Credit Facility, (ii) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iv) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (v) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (vi) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 14.12    Performance of Duties. Each Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense, except to the extent specifically provided to the contrary in any Loan Document.
SECTION 14.13    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 14.14    Survival.
(a)    All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
SECTION 14.15    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 14.16    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 14.17    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterparty hereof. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 14.18    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
SECTION 14.19    USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and Subsidiary Guarantors, which information includes the name and address of each Borrower and Subsidiary Guarantor and other information that will allow such Lender to identify such Borrower or Subsidiary Guarantor in accordance with the PATRIOT Act.

SECTION 14.20    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Borrower in connection with such transactions or the process leading thereto.
SECTION 14.21    Inconsistencies with Other Documents; Independent Effect.
(a)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
(b)    The Borrower expressly acknowledges and agrees that each covenant contained in Article VIII, IX, X or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VIII, IX, X or XI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VIII, IX, X or XI.
SECTION 14.22    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BLACKHAWK NETWORK HOLDINGS, INC., as Borrower

By:
Name:
Title:

Credit Agreement Signature Page

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:
Name:
Title:

Credit Agreement Signature Page

SCHEDULE 1.2
TO
CREDIT AGREEMENT
REVOLVING CREDIT COMMITMENTS AND TERM LOAN OUTSTANDINGS AND COMMITMENTS

Lender	Revolving Credit Commitment	Outstanding Existing Term Loan Principal Balance	Fourth Amendment Term Loan Commitment	Total
Wells Fargo Bank, National Association	$62,500,000	$59,170,000	$16,666,666.70	$138,336,666.70
Bank of America, N.A.	$62,500,000	$59,170,000	$16,666,666.66	$138,336,666.66
SunTrust Bank	$62,500,000	$59,170,000	$16,666,666.66	$138,336,666.66
BMO Harris Bank N.A.	$46,125,000	$45,590,000	$16,666,666.66	$108,381,666.66
MUFG Union Bank, N.A.	$46,125,000	$32,980,000	$16,666,666.66	$95,771,666.66
U.S. Bank National Association	$25,000,000	$24,250,000	$0	$49,250,000.00
PNC Bank, National Association	$16,750,000	$18,187,500	$16,666,666.66	$51,604,166.66
Deutsche Bank AG New York Branch	$16,750,000	$17,702,500	$0	$34,452,500.00
Citibank, N.A.	$25,000,000	$9,250,000	$0	$34,250,000.00
Raymond James Bank, N.A.	$16,750,000	$16,005,000	$0	$32,755,000.00
Credit Suisse AG, Cayman Islands Branch	$20,000,000	$0	$0	$20,000,000.00
Manufacturers Bank	$0	$15,000,000	$0	$15,000,000.00
Atlantic Capital Bank, N.A.	$0	$7,275,000	$0	$7,275,000.00
TOTAL	$400,000,000	$363,750,000	$100,000,000	$863,750,000

EXECUTION VERSION

EXHIBIT B
to
Credit Agreement
dated as of March 28, 2014
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: _____________

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:
This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.3] [4.2] of the Credit Agreement dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blackhawk Network Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrower hereby requests that the applicable Lenders make [a Revolving Credit Loan] [a Swingline Loan] [the Term Loan] [a Delayed Draw Term Loan] [the Fourth Amendment Term Loan] to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.3 or Section 4.2, as applicable, of the Credit Agreement.)
2.    The Borrower hereby requests that such Loan be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement for Revolving Credit Loans or Swingline Loans , Section 4.2(a) of the Credit Agreement for the Term Loan, Section 4.2(b) of the Credit Agreement for the Delayed Draw Term Loan and Section 4.2(c) for the Fourth Amendment Term Loan).
3.    The Borrower hereby requests that such Loan bear interest by reference to the following interest rate formulation, plus the Applicable Margin, as set forth below:

Portion of Loan	Interest Rate Formulation	Interest Period (LIBOR Rate Loan only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate]

4.    The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
5.    All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.
BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT D
to
Credit Agreement
dated as of March 28, 2014
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:
This irrevocable Notice of Prepayment is delivered to you pursuant to Section [2.4(c)] [4.4] of the Credit Agreement dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blackhawk Network Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.4 or Section 4.4 of the Credit Agreement, including the amount allocable to each Base Rate Loan and/or LIBOR Rate Loan if repayment is of a combination thereof.)
2.    The Loan to be prepaid is [check each applicable box]
□    a Swingline Loan
□    a Revolving Credit Loan
□    the Existing Term Loan
□    the Fourth Amendment Term Loan
3.    The Borrower shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan or Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT E
to
Credit Agreement
dated as of March 28, 2014
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:
This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blackhawk Network Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Loan to which this Notice relates is [a Revolving Credit Loan] [the Term Loan] [the Fourth Amendment Term Loan]. (Delete as applicable.)
2.    This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)
□     Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance:	$______________

Principal amount to be converted:	$______________

Requested effective date of conversion:	_______________

Requested new Interest Period:	_______________
□     Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$______________

Principal amount to be converted:	$______________

Last day of the current Interest Period:	_______________

Requested effective date of conversion:	_______________
□     Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$______________

Principal amount to be continued:	$______________

Last day of the current Interest Period:	_______________

Requested effective date of continuation:	_______________

Requested new Interest Period:	_______________
3.    The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT F
to
Credit Agreement
dated as of March 28, 2014
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Blackhawk Network Holdings, Inc., a corporation organized under the laws of Delaware (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This certificate is delivered to you pursuant to Section 8.2 of the Credit Agreement dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period then ended, and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date indicated and the results of their operations and cash flows for the period indicated (subject to customary year-end adjustments for unaudited financial statements).
3.    I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
4.    The Applicable Margins and calculations determining such figures are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on such Schedule 1, and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.
[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.
BLACKHAWK NETWORK HOLDINGS, INC.

By:
Name:
Title:

Schedule 1
to
Officer’s Compliance Certificate

This Attachment No. 1 is attached to and made a part of an Officer’s Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.
A.    Consolidated Total Leverage Ratio (as of _____________, ____)

1.	Consolidated Total Indebtedness
(from Exhibit A):    $

2.	Consolidated EBITDA (from Exhibit B): $

3.	Leverage Ratio (1):(2):

4.	Maximum ratio permitted under Section 10.1:
3.50 to 1.00;
3.25 to 1.00; or
3.00 to 1.00

Compliance (Yes/No)
Applicable Margin – LIBOR Rate Loans
Applicable Margin – Base Rate Loans
Applicable Margin – Commitment Fee

B.    Minimum Interest Coverage Ratio (as of _____________, ____)
1.    Consolidated EBITDA (from Exhibit B):    $
2.    Consolidated Interest Expense:    $
3.    Interest Coverage Ratio (1):(2):
4.    Minimum permitted under Section 10.2:    3.50 to 1.00

Compliance (Yes/No)

C.    Minimum Consolidated Net Worth (as of _____________, ____)
1.    $514,911,750    $
2.    50% of Consolidated Net Income (if positive)    $
3.    50% of Net Cash Proceeds     $
4.    Consolidated Net Worth     $
5.    Minimum permitted under Section 10.3
(1+2+3)    $

Compliance (Yes/No)

D.    Permitted Acquisition Computation

1.
Aggregate consideration (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) for all acquisitions consummated during the term of this Agreement that constituted Permitted Acquisitions (other than the Parago Acquisition and any acquisition that occurred prior to the Second Amendment Effective Date) through [preceding fiscal quarter end] (excluding any portion of the acquisitions

paid with the proceeds from any Equity Issuance) (from Exhibit C)    $

2.
Aggregate consideration (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) for any and all acquisitions that constituted Permitted Acquisitions consummated during the fiscal quarter ending [fiscal quarter subject to Compliance Certificate] (excluding any portion of the acquisitions paid with the proceeds from any Equity Issuance) (from Exhibit D)    $

3.    Sum of 1 and 2    $

4.	Maximum permitted under clause (g) of definition of “Permitted Acquisition” $600,000,000
Compliance (Yes/No)

Exhibit A

Consolidated Total Indebtedness

Exhibit B

Consolidated EBITDA

Exhibit C

Permitted Acquisitions through
[end of fiscal quarter preceding fiscal
quarter subject of Compliance Certificate]

[Permitted Acquisition dates and
aggregate cash consideration to be provided]

Exhibit D

Permitted Acquisitions consummated during Fiscal Quarter ending
[end of fiscal quarter subject of Compliance Certificate]

[Permitted Acquisition dates and
aggregate cash consideration to be provided]

EXHIBIT G
to
Credit Agreement
dated as of March 28, 2014
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each] Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees][the Assignors] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: [INSERT NAME OF ASSIGNOR]

2.	Assignee(s): See Schedules attached hereto

3.	Borrower: Blackhawk Network Holdings, Inc.

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Credit Agreement dated as of March 28, 2014 among Blackhawk Network Holdings, Inc., as Borrower, the Lenders parties thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest: See Schedules attached hereto

[7.	Trade Date: ______________]
[Remainder of Page Intentionally Left Blank]

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent [, Issuing Lender and Swingline Lender]

By:
Title:

[Consented to:]

BLACKHAWK NETWORK HOLDINGS, INC.

By:
Title:

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]
[and is an Affiliate/Approved Fund of [identify Lender]]

By:    ______________________________
Title:

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under [Section 14.10(b)(iii), (v) and (vi)] of the Credit Agreement (subject to such consents, if any, as may be required under Section 14.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.